EXHIBIT 4.1


                             MINING OPTION AGREEMENT


THIS AGREEMENT is made for reference May 30, 2002,

BETWEEN:

          GOLDREA RESOURCES CORP., of Suite 2A - 15782 Marine
          Drive, White Rock, British Columbia, V4B 1E6

                                                                 (the "Company")

AND:

          PARKSIDE 2000 RESOURCES CORP., of 16493 - 26th
          Avenue, Surrey, British Columbia, V3S 9W9

                                                                (the "Optionee")



WHEREAS:

A. The Company is the registered and beneficial owner of mining claims located in the Liard Mining Division of British Columbia, more particularly described in Schedule "A" to this Agreement (the "Property"); and

B. The Company has agreed to grant an option to the Optionee to acquire an interest in the Property on the terms described herein.

THEREFORE in consideration of the mutual covenants and agreements in this Agreement, the parties agree as follows:

1.        DEFINITIONS AND INTERPRETATION

1.1       For the purposes of this Agreement:

     (a) "Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a party to this Agreement. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise;

     (b) "Expenditures" means amounts to be spent by the Company on or with respect to exploration activities directed towards ascertaining the existence, location, quality, quantity or commercial value of deposits of ores, minerals and mineral resources on the Property, all exploration activities related towards developing


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          and  exploiting the Property,  the assessment  work required under the mining laws of British Columbia, and the mining duties on the Property and all other costs and expenses to keep the Property and Property Rights in good standing;

     (c) "Joint Venture" means the joint venture to be formed between the Company and the Optionee in respect of the Property and pursuant to the Joint Venture Agreement;

     (d) "Joint Venture Agreement" means the joint venture agreement to be entered into between the Company and the Optionee substantially in the form attached as Schedule "C";

     (e)  "Net Smelter Returns" has the meaning prescribed in Schedule "B";

     (f) "NS Royalty" means the royalty in favour of the Company to which the Property is subject, which is an amount equal to 2% of Net Smelter Returns;

     (g) "Option" means an exclusive option granted to the Optionee by the Company to acquire up to an undivided 50% legal and beneficial interest in and to the Property (subject to the NS Royalty), exercisable in the manner described at section 3;

     (h) "Option Period" means the period commencing on the date of this Agreement and ending one day after the day on which the last Payment at paragraph 3.2 is required to be made;

     (i) "Payment" means a payment in cash or certified cheque by the Optionee to the Company;

     (j)  "Property" has the meaning ascribed in recital "A" of this Agreement;

     (k) "Property Rights" means all licences, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties, either before or after the date of this Agreement, and necessary for the development of the Property or for the purpose of placing the Property into production or of continuing production on the Property; and

     (l) "Shares" means fully paid and non-assessable common shares in the capital of the Optionee, issued pursuant to exemptions from registration and prospectus requirements contained in sections 45(2)(21) and 74(2)(18) of the SECURITIES ACT (British Columbia).

1.2 For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) "this Agreement" means this mining option agreement and all Schedules attached hereto;


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     (b)  any reference in this Agreement to a designated "Section", "Schedule",
          "paragraph" or other subdivision refers to the designated section, schedule, paragraph or other subdivision of this Agreement;

     (c) the words "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement;

     (d) the word "including", when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

     (e) any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulation;

     (f) any reference to "party" or "parties" means the Company, the Optionee, or both, as the context requires;

     (g) the headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement;

     (h) words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa; and

     (i)  all references to currency refer to Canadian dollars.

1.3       The  following  are  the   Schedules  to  this   Agreement,   and  are
incorporated into this Agreement by reference:

                  Schedule "A":             The Property
                  Schedule "B":             NS Royalty
                  Schedule "C":             Form of Joint Venture Agreement

1.4 Wherever any term or condition, expressed or implied, in any of the Schedules conflicts or is at variance with any term or conditions of this Agreement, the terms or conditions of this Agreement will prevail.

2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPTIONEE

2.1       The Company represents and warrants to the Optionee that:


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     (a)  the Company is a valid and subsisting  corporation  duly  incorporated and in good  standing  under  the  laws  of the  Province  of  British
          Columbia;

     (b) the Company is the beneficial owner of the Property and the Company has the full right, power, capacity and authority to enter into, execute and deliver this Agreement;

     (c) the Property is held by the Company is free and clear of and from all liens, charges and encumbrances;

     (d) the Company holds all permits, licences, consents and authorities issued by any government or governmental authority which are necessary in connection with the ownership and operation of its business and the ownership of the Property;

     (e) to the best of the Company's knowledge, the Property has been properly staked, located and recorded pursuant to the applicable laws and regulations of British Columbia and all mining claims comprising the Property are in good standing;

     (f) there is no adverse claim or challenge against or to the ownership of or title to any part of the Property and, to the best of the knowledge of the Company there is no basis for such adverse claim or challenge except for a general claim by aboriginal peoples in British Columbia to the ownership of British Columbia which may affect the Property;

     (g) the consummation of the transactions contemplated by this Agreement does not and will not conflict with, constitute a default under, result in a breach of, entitle any person or company to a right of termination under, or result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever upon or against the property or assets of the Company, under its constating documents, any contract, agreement, indenture or other instrument to which the Company is a party or by which it is bound, any law, judgment, order, writ, injunction or decree of any court, administrative agency or other tribunal or any regulation of any governmental authority;

     (h) there are no actual or pending proceedings for, and the Company is unaware of any basis for, the institution of any proceedings leading to the placing of the Company in bankruptcy or subject to any other laws governing the affairs of insolvent parties and the Property does not represent all or substantially all of the Company's corporate undertaking; and

     (i) upon the Company receiving the Payments it will use its reasonable best efforts to make the Expenditures as promptly as practicable.

2.2 The representations and warranties contained in paragraph 2.1 are provided for the exclusive benefit of the Optionee, and a breach of any one or more representations or warranties may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the


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representations  and  warranties  contained  in  paragraph  2.1 will survive the execution and delivery of this Agreement.

2.3       The Optionee represents and warrants to the Company that:

     (a) the Optionee is a valid and subsisting corporation duly incorporated and in good standing under the laws of the jurisdiction in which it is incorporated, continued or amalgamated;

     (b) the Optionee has the full right, power, capacity and authority to enter into, execute and deliver this Agreement and to be bound by its terms;

     (c) the consummation of this Agreement will not conflict with nor result in any breach of its constating documents or any covenants or agreements contained in or constitute a default under any agreement or other instrument whatever to which the Optionee is a party or by which the Optionee is bound or to which the Optionee may be subject; and

     (d) no proceedings are pending for, and the Optionee is unaware of any basis for, the institution of any proceedings leading to the placing of the Optionee in bankruptcy or subject to any other laws governing the affairs of insolvent parties.

2.4 The representations and warranties contained in paragraph 2.3 are provided for the exclusive benefit of the Company, and a breach of any one or more representations or warranties may be waived by the Company in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in paragraph 2.3 of will survive the execution and delivery of this Agreement.

3.        OPTION

3.1 The Company hereby grants the Option to the Optionee which Option is exercisable by the Optionee:

     (a)  issuing  to  the  Company  450,000  Shares  and  paying   Expenditures
          totalling $1,100,000 as follows:

          (i) 50,000 Shares, preliminary Expenditures of $70,000 immediately upon fulfilment of the conditions described in paragraph 9.1 and a further $80,000 expenditure upon satisfactory conclusion of the $70,000 expenditure;

          (ii)      100,000 Shares and work  expenditures of $200,000 by May 22,
                    2003;

          (iii)     100,000 Shares and work  expenditures of $250,000 by May 22,
                    2004;

          (iv) 100,000 Shares and work expenditures of $250,000 by May 22, 2005; and

          (v)       100,000 Shares and work  expenditures of $250,000 by May 22,
                    2006;


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     (b)  making the following Payments to the Company:

          (i)       $10,000   immediately  upon  fulfilment  of  the  conditions
                    described in paragraph 9.1;

          (ii)      $15,000 on or before May 22, 2003;

          (iii)     $25,000 on or before May 22, 2004;

          (iv)      $25,000 on or before May 22, 2005; and

          (v)       $25,000 on or before may 22, 2006.

3.2       The  Company  and  the  Optionee   acknowledge  and  agree  that  upon
completion of all of the Payments, Share issuances and exploration work Expenditures set out above, the Optionee shall have earned a 50% interest in the Property and that as each year of Share issuances and Expenditures are completed, the Optionee will have earned a cumulative 10% interest for that year's commitments for a total of a 50% interest in the Property. Each of the Payments and issuances of Shares are required to be made in order for the Option to be exercised, and the Optionee will not be entitled to any refund of Payments previously made or Shares previously issued if it fails or elects not to exercise the Option in full. The Optionee may, at its election, decline to incur the $80,000 of Expenditures contemplated in paragraph 3.1(a) if, in its opinion, acting reasonably, the results of the preliminary exploration do not warrant further Expenditures, but the election by the Optionee not to make the Expenditure will terminate the Option.

3.3 Exploration Expenditures are cumulative with over Expenditures in any year credited toward the exploration requirements for the subsequent year. The Optionee has the right to accelerate the schedule of work Expenditures, Payments and Share issuances outlined above and by so doing reduce the time for earning its 50% interest.

3.4 Except as specifically provided elsewhere herein, this is an option agreement only and until the exercise of the Option, nothing herein contained and no act done nor payment or share issuance made hereunder shall obligate the Optionee to do any further act or acts or to make any further payments or shares issuances (other than the requirements specified in paragraph 3.1), and in no event shall this Agreement or any act done or any payment or share issuance made be construed as an obligation of the Optionee to do or perform any work or make any payments or share issuances on or with respect to the Property.

4.        EXERCISE OF OPTION AND JOINT VENTURE

4.1 Upon the Optionee having performed all of the requirements of paragraph 3.1 and, therefore, having exercised the Option in full, the Optionee will have earned a 50% legal and beneficial interest in the Property and the Company and the Optionee will form a Joint Venture for the purpose of carrying out further exploration, development and production work on the Property and will enter into the Joint Venture Agreement, to be substantially in the form attached as Schedule "C". Each of the Company and the Optionee will do such further acts and


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                                       7



execute such further documents as may be necessary or desirable to implement such Joint Venture and to effect registration of the Optionee's interest in the Property and the Joint Venture in the appropriate government mining claim registries.

5.        PROPERTY EXPLORATION AND MAINTENANCE

5.1 The Company agrees that it will submit such reports of its exploration activities on the Property to the appropriate government authorities as may be required to maintain the Property in good standing during the Option Period, and will further provide copies of such information to the Optionee.

5.2 The Company agrees that it will provide to the Optionee, if requested by the Optionee, copies of invoices, work sheets and other like data provided or rendered by other parties to the Company in connection with the Expenditures.

6.        ROYALTIES ENCUMBERING PROPERTY

6.1 The Optionee acknowledges and agrees that to the extent described in Schedule "B", the Property is subject to the NS Royalty in favour of the Company.

7.        RIGHT OF ENTRY

7.1 Throughout the Option Period, the Company and its employees, agents, directors, officers and independent contractors, will have the exclusive right in respect of the Property to:

     (a)  enter the Property;

     (b) do such prospecting, exploration, development and/or other mining work on and under the Property to carry out the Expenditures as the committee established under paragraph 10.2 may determine necessary or desirable;

     (c) bring and erect upon the Property such buildings, plant, machinery and equipment as the Optionee may deem necessary or desirable in its sole discretion; and

     (d) remove from the Property all metals and minerals derived from its operations on the Property as may be deemed necessary by the Company for testing.

8.        RECORDING OF AGREEMENT

8.1 The Company and the Optionee will execute and deliver such additional documentation as legal counsel for the Company and the Optionee determine is necessary in order to duly register and record in the appropriate registration and recording offices notice that the Company's interest in and to the Property is subject to and bound by the terms of this Agreement.


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9.        CONDITIONS PRECEDENT

9.1 The obligation of the Optionee to consummate the transactions contemplated under this Agreement is subject to the following conditions which are to the Optionee's sole benefit and may be waived in writing by the Optionee:

     (a)  the  Optionee  and  the  Company  will  have  received  the  requisite
          regulatory   approvals  to  the  transactions   contemplated  in  this
          Agreement; and

     (b) the Optionee will be satisfied as to the title to the Property held by the Company.

9.2 The Optionee and the Company will use their best efforts to assist each other in obtaining the requisite regulatory approvals to this Agreement.

9.3       This Agreement will terminate if the conditions described in paragraph
9.1 are not satisfied on or before 45 days from the date of this Agreement.

10.       OBLIGATIONS DURING OPTION PERIOD

10.1 During the Option Period, unless this Agreement is terminated in accordance with paragraph 15.1, the Company covenants and agrees with the Optionee that the Company will:

     (a) maintain the Property in good standing by doing and filing all assessment work or making payments in lieu thereof and by performing all other acts which may be necessary in order to keep the Property in good standing and free and clear of all liens and other charges arising from or out of the Company's activities on the Property;

     (b) do all work on the Property in a good and workmanlike manner and in accordance with sound mining and engineering practices and in compliance with all applicable laws, bylaws, regulations, orders, and lawful requirements of any governmental or regulatory authority and comply with all laws governing the possession of the Property, including, without limitation, those governing safety, pollution and environmental matters;

     (c) deliver to the Optionee (immediately after receipt by the Company all engineering and geological reports and assay results in respect of samples taken from the Property (together with reports showing the location from which the samples were taken and the type of samples) and report to the Optionee on a monthly basis in respect of all data relevant to the Property, including, without limitation, opinions and field results, provided that the Optionee will indemnify and save the Company harmless with respect to any use made by the Optionee of interpretive data prepared by and received from the Company;

     (d) permit the Optionee and its duly authorized representatives, at their own risk and expense, access to the Property at all reasonable times and to all records prepared by the Company in connection with the Expenditures; and


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     (e)  upon the Company  receiving  the  Payments it will use its  reasonable best efforts to make the Expenditures as promptly as practicable.

10.2 The parties agree to establish a committee, to be comprised of two representatives of the Company and one representative of the Optionee, to determine overall objectives and priorities relating to the manner in which the Expenditures are carried out, provided that if such committee is unable to reach consensus on any particular matter the Company will have final and binding authority to proceed with the matter as it sees fit.

11.       RIGHTS AND OBLIGATIONS AFTER TERMINATION OF OPTION

11.1 If this Agreement and the Option will terminate pursuant to the provisions of paragraph 15.1, then:

     (a) the Optionee will deliver a deed of quit claim or other appropriate instrument to the Company in recordable form whereby the Optionee will acknowledge and agree that it has no interest either legal or equitable in and to the Property; and

     (b)  the Optionee  will deliver,  at no cost to the Company,  within thirty
          (30) days after the date of such termination, copies of all reports, maps, assay results and other relevant technical data (including interpretative data) compiled by or in the possession or under the control of the Optionee with respect to the Property and all core, pulps, samples and other materials relevant to the Property in the possession or under the control of the Optionee.

12.       NO ENCUMBRANCES AGAINST PROPERTY

12.1 During the Option Period, neither the Optionee nor the Company will be entitled to grant any mortgage, charge or lien of or upon the Property or any portion thereof without the prior written consent of the other party.

13.       FORCE MAJEURE

13.1 If either party is at any time during the Option Period prevented or delayed in complying with any of the provisions of this Agreement (the "Affected Party") by reason of strikes, lockouts, labour, power or fuel shortages, fires, wars, acts of God, civil disturbances, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the reasonable control of the Affected Party (provided that lack of sufficient funds to carry out exploration on the Property will be deemed not to be beyond the reasonable control of the Affected Party), then the time limited for the performance by the Affected Party of its obligations hereunder will be extended by a period of time equal in length to the period of each such prevention or delay. Nothing in this paragraph 13.1 or this Agreement will relieve either Party from its obligation to maintain the claims comprising the Property in good standing and to comply with all applicable laws and regulations including, without limitation, those governing safety, pollution and environmental matters.


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13.2      The  Affected  Party will give notice to the other party of each event of force majeure under paragraph 13.1 within 7 days of such event commencing and upon cessation of such event will furnish the other party with written notice to that effect together with particulars of the number of days by which the time for performing the obligations of the Affected Party under this Agreement has been extended by virtue of such event of force majeure and all preceding events of force majeure.

14. CONFIDENTIAL  INFORMATION

14.1 The terms of this Agreement and all information obtained in connection with the performance of this Agreement will be the exclusive property of the parties hereto and except as provided in paragraph 14.2, will not be disclosed to any third party or the public without the prior written consent of the other party, which consent will not be unreasonably withheld.

14.2      The consent required by paragraph 14.1 will not apply to a disclosure:

     (a) to an Affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed;

     (b) to any third party to whom the disclosing party contemplates a transfer of all or any part of its interest in this Agreement;

     (c) to a governmental agency or to the public which such party believes in good faith is required by pertinent laws or regulation or the rules of any applicable stock exchange; or

     (d) to an investment dealer, broker, bank or similar financial institution, in confidence if required as part of a due diligence investigation by such financial institution in connection with a financing required by such party or its shareholders or affiliates to meet, in part, its obligations under this Agreement.

15.       DEFAULT AND TERMINATION

15.1 If at any time during the Option Period, a party is in default of any requirement of this Agreement or is in breach of any provision contained in this Agreement, the party affected by the default (the "Non-Defaulting Party") may terminate this Agreement by giving written notice of termination to the Optionee but only if:

     (a) it will have given to the other party written notice of the particular failure, default, or breach on the part of the other party; and

     (b) the other party has not, within 30 days following delivery of such written notice of default, cured such default or commenced to cure such default, it being agreed by the Optionee that should it so commence to cure any default it will prosecute such cure to completion without undue delay.


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                                       11


15.2 Notwithstanding any termination of this Agreement, the Optionee will remain liable for those obligations specified in Section 11 and Section 16 and the Company will remain liable for its obligations under Section 16.

16.       INDEMNITY

16.1 The Company covenants and agrees with the Optionee (which covenant and agreement will survive the execution, delivery and termination of this Agreement) to indemnify and save harmless the Optionee against all liabilities, claims, demands, actions, causes of action, damages, losses, costs, expenses or legal fees suffered or incurred by the Optionee, directly or indirectly, by reason of or arising out of any warranties or representations on the part of the Company herein being untrue or arising out of work done by the Company on or with respect to the Property.

16.2 The Optionee covenants and agrees with the Company (which covenant and agreement will survive the execution, delivery and termination of this Agreement) to indemnify and save harmless the Company against all liabilities, claims, demands, actions, causes of action, damages, losses, costs, expenses or legal fees suffered or incurred by reason of or arising out of any warranties or representations on the part of the Optionee herein being untrue or arising out of the Optionee and its duly authorized representatives accessing the Property.

17.       GOVERNING LAW

17.1 This Agreement will be construed and in all respects governed by the laws of the Province of British Columbia and the laws of Canada applicable in British Columbia.

18.       NOTICES

18.1 All notices, payments and other required communications and deliveries to the parties hereto will be in writing, and will be addressed to the parties as follows or at such other address as the parties may specify from time to time:

     (a)  to the Company:

                  Goldrea Resources Corp.
                  Suite 2A - 15782 Marine Drive
                  White Rock, British Columbia  V4B 1E6
                  Fax:  604-531-9634

     (b)  to the Optionee:

                  Parkside 2000 Resources Corp.
                  16493 - 26th Avenue
                  Surrey, British Columbia  V3S 9W9
                  Fax:  604-536-5358


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                                       12


Notices must be delivered, sent by telex, telegram, telecopier or mailed by pre-paid post and addressed to the party to which notice is to be given. If notice is sent by telex, telegram or telecopier or is delivered, it will be deemed to have been given and received at the time of transmission or delivery. If notice is mailed, it will be deemed to have been received ten business days following the date of the mailing of the notice. If there is an interruption in normal mail service due to strike, labour unrest or other cause at or prior to the time a notice is mailed the notice will be sent by telex, telegram or telecopier or will be delivered.

18.2 Either party hereto may at any time and from time to time notify the other party in writing of a change of address and the new address to which a notice will be given thereafter until further change.

19.       ASSIGNMENT

19.1 The Option and the Optionee's rights hereunder may be assigned, either in whole or in part, by the Optionee to an Assignee provided that:

     (a) the Company gives its prior written consent to such assignment, which consent may not be unreasonably withheld by the Company;

     (b) the Optionee at the time of assignment is not in default of any of the obligations, warranties or representations given hereunder or to be performed by it pursuant to this Agreement;

     (c)  the Optionee will not be relieved of any duty or obligation  hereunder
          unless  the  Optionee  has  assigned  its  entire   interest  in  this
          Agreement; and

     (d) each Assignee prior to the effective date of the assignment agrees in writing with the Company to be bound by the terms and conditions of this Agreement.

20.       ENTIRE AGREEMENT

20.1 This Agreement constitutes the entire agreement between the Company and the Optionee and will supersede and replace any other agreement or arrangement, whether oral or in writing, previously existing between the parties with respect to the subject matter of this Agreement.

21.       CONSENT OR WAIVER

21.1 No consent or waiver, express or implied, by either party hereto in respect of any breach or default by the other party in the performance by such other party of its obligations under this Agreement will be deemed or construed to be a consent to or a waiver or any other breach or default.

22.       FURTHER ASSURANCES

22.1 The parties will promptly execute, or cause to be executed, all bills of sale, transfers, documents, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent and purpose of this Agreement or to record wherever appropriate the respective interests from time to time of the parties hereto in and to the Property.

23.       SEVERABILITY

23.1 If any provision of this Agreement is or will become illegal, unenforceable or invalid for any reason whatsoever, such illegal, unenforceable or invalid provisions will be severable from the remainder of this Agreement and will not affect the legality, enforceability or validity of the remaining provisions of this Agreement.

24.       ENUREMENT

24.1 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

25.       AMENDMENTS

25.1 This Agreement may only be amended in writing with the mutual consent of all parties.

26.       AREA OF INTEREST

26.1 The lands included within one kilometre from a line drawn parallel to the Property boundaries commencing May 22, 2002 shall describe the area of interest. The Company will, at the election of the Optionee, contribute any interest in a mineral claim acquired by the Company within the area of interest to the Property, on reimbursement by the Optionee of 50% of the actual out of pocket costs of the Company in acquiring the mineral interest.

27.       TIME

27.1 Time will be the essence of this Agreement and will be calculated in accordance with the INTERPRETATION ACT (British Columbia).

28.       COUNTERPARTS

28.1 This Agreement may be executed in any number of counterparts and by facsimile transmission with the same effect as if all parties hereto had signed the same document. All counterparts will be construed together and constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first above written.

The Seal of GOLDREA RESOURCES CORP. was hereunto       )
affixed in the presence of:                            )
                                                       )
/s/ Larry W. Reaugh                                    )
Authorized Signatory                                   )
                                                       ) (C/S)
                                                       )
Authorized Signatory                                   )

The Seal of PARKSIDE 2000 RESOURCES CORP. was          )
hereunto affixed in the presence of:                   )
                                                       )
/s/ Rupert L. Bullock                                  )
Authorized Signatory                                   )
                                                       ) (C/S)
                                                       )
Authorized Signatory                                   )

                                  SCHEDULE "A"


                            to the Agreement between

                           GOLDREA RESOURCES CORP. and

                          PARKSIDE 2000 RESOURCES CORP.

                                  THE PROPERTY

                     32 claim units known as the "BX Claims"
                 covering an area of 750 hectares (1,853 acres) in the Liard Mining Division, British Columbia consisting of


CLAIM NAME        RECORD NO.      NO. OF UNITS     EXPIRY MONTH     EXPIRY YEAR
   BX1              391452             18            December           2002
   BX2              391453             12            December           2002

                                  SCHEDULE "B"


                            to the Agreement between

                           GOLDREA RESOURCES CORP. and

                          PARKSIDE 2000 RESOURCES CORP.

                                   NS ROYALTY

The Property shall be subject to the NS Royalty, being 2% of Net Smelter Returns, payable annually to the Company. For the purposes of calculating the NS Royalty, "Net Smelter Returns" means the actual proceeds received from any mint, smelter, refinery or other purchaser for the sale of ores, metals (metals shall include bullion) or concentrates produced from the Property and sold, after deducting from such proceeds the following charges to the extent that they were not deducted by the purchaser in computing payment: smelting and refining charges; penalties; smelter assay costs and umpire assay costs; deductions of the nature of profit sharing with any mint, smelter, refinery or other purchaser; cost of freight and handling of ores, metals or concentrates from the Property to any mint, smelter, refinery or other purchaser; marketing costs; insurance on such ores, metals or concentrates; custom duties; severance, royalties, Ad valorem or mineral taxes of the like and export and import taxes or tariffs payable in respect of said ores, metals or concentrates.

                                  SCHEDULE "C"


                            to the Agreement between

                           GOLDREA RESOURCES CORP. and

                          PARKSIDE 2000 RESOURCES CORP.

--------------------------------------------------------------------------------

                             JOINT VENTURE AGREEMENT



                                   (attached)

                           SCHEDULE "C" - BX PROPERTY


THIS AGREEMENT made the __ day of ________, ____.

BETWEEN:

          GOLDREA RESOURCES CORP., of Suite 2A - 15782 Marine
          Drive, White Rock, British Columbia, V4B 1E6

                                                                     ("Goldrea")

AND:

          PARKSIDE 2000 RESOURCES CORP., of 16493 - 26th
          Avenue, Surrey, British Columbia, V3S 9W9

                                                                    ("Parkside")

1.        INTERPRETATION

1.1 In this Agreement the following words, phrases and expressions shall have the following meanings:

     (a) "Accounting Procedure" means the procedure attached to this Agreement as Appendix I.

     (b) "Affiliate" shall have the meaning attributed to it in the CANADA BUSINESS CORPORATIONS ACT, as amended.

     (c) "Assets" means all tangible and intangible goods, chattels, improvements or other items including, without limitation, land, buildings, and equipment but excluding the Property, acquired for or made to the Property under this Agreement in connection with the Mining Operations.

     (d) "Completion Date" means the date determined by the Management Committee on which it is demonstrated to the satisfaction of the Management Committee that the preparing and equipping of the Mine is complete and is the date on which commercial production commences.

     (e) "Construction" means every kind of work carried out during the Construction Period by the Operator in accordance with the Feasibility Report and Production Notice related thereto, as approved by the Management Committee.

     (f)  "Construction   Period"  means,   unless  the  Production   Notice  is
          subsequently withdrawn, the period beginning on the date a Production Notice is given and ending on the Completion Date.

     (g) "Costs" means, except as to Prior Exploration Costs, all items of outlay and expense whatsoever, direct or indirect, with respect to Mining Operations, recorded by the Operator in accordance with this Agreement and shall include all obligations and liabilities incurred or to be incurred with respect to the protection of the environment such as future decommissioning, reclamation and long-term care and monitoring, even if not then due and payable so long as the amounts can be estimated with reasonable accuracy, and whether or not a mine reclamation trust fund has been established. Without limitation, the following categories of Costs shall have the following meanings:

          (i) "Construction Costs" means those Costs recorded by the Operator during the Construction Period, including, without limitation, the Operator's fee contemplated in article 11;

          (ii) "Exploration Costs" means those Costs recorded by the Operator during the Exploration Period, including, without limitation, the Operator's fee contemplated in article 11;

          (iii)     "Mine Costs" means Construction Costs and Operating Costs;

          (iv) "Operating Costs" means those Costs recorded by the Operator subsequent to the Completion Date, including, without limitation, the Operator's fee contemplated in article 11 and the net smelter return payable to Goldrea pursuant to the Option Agreement; and

          (v) "Prior Exploration Costs" means the deemed prior exploration costs of each of the parties indicated in the table in paragraph 7.9.

     (h) "Exploration Period" means the period beginning on the Operative Date and ending the date a Production Notice is given and Construction Costs are fully committed.

     (i) "Feasibility Report" means a detailed report, in form and substance sufficient for presentation to arm's length institutional lenders considering project financing, showing the feasibility of placing any part of the Property into commercial production as a Mine and shall include a reasonable assessment of the various categories of ore reserves and their amenability to metallurgical treatment, a complete description of the work, equipment and supplies required to bring such part of the Property into commercial production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations and including at least the following:

          (i) a description of that part of the Property to be covered by the proposed Mine;

          (ii) the estimated recoverable reserves of Minerals and the estimated composition and content thereof;

          (iii)     the  proposed   procedure   for   development,   mining  and
                    production;

          (iv)      results of ore amenability treatment tests (if any);

          (v) the nature and extent of the facilities proposed to be acquired, which may include mill facilities if the size, extent and location of the ore body makes such mill facilities feasible, in which event the study shall also include a preliminary design for such mill;

          (vi) the total costs, including capital budget, which are reasonably required to purchase, construct and install all structures, machinery and equipment required for the proposed Mine, including a schedule of timing of such requirements;

          (vii)     all    environmental    impact    studies   and   costs   of
                    implementation;

          (viii) the period in which it is proposed the Property shall be brought to commercial production; and

          (ix) such other data and information as are reasonably necessary to substantiate the existence of an ore deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic considerations including a cost comparison between purchasing or leasing and renting of facilities and equipment required for the operation of the Property as a Mine.

     (j) "Option Agreement" means the agreement between Goldrea and Parkside dated for reference May 30, 2002;

     (k) "Interest" means an undivided beneficial percentage interest in the Property, the Assets and any Mine, calculated, during the Exploration Period, according to article 7 and subsequent to the Exploration Period according to article 10.

     (l) "Joint Operation" shall have the meaning attributed to it in paragraph 2.1.

     (m)  "Management  Committee"  means the committee  established  pursuant to article 4.

     (n) "Mine" means the workings established and Assets acquired, including, without limitation, development headings, plant and concentrator installations, infrastructure, housing, airport and other facilities in order to bring the Property into commercial production in accordance with the Production Notice.

     (o) "Minerals" means any and all ores (and concentrates derived therefrom) and minerals, precious and base, metallic and nonmetallic, in, on or under the Property which may lawfully be explored for, mined and sold.

     (p)  "Mining Operations" means every kind of work done by the Operator:

          (i) on or in respect of the Property in accordance with a Program or Production Notice or Operating Plan; or

          (ii) if not provided for in a Program or Production Notice or Operating Plan, unilaterally and in good faith to maintain the Property in good standing, to prevent waste or to otherwise discharge any obligation which is imposed upon it pursuant to this Agreement and in respect of which the Management Committee has not given it directions;

          including, without limitation, investigating, prospecting, exploring, developing, property maintenance, preparing reports, estimates and studies, designing, equipping, improving, surveying, construction and mining, milling, concentrating, rehabilitation, reclamation, and environmental protection.

     (q) "Net Smelter Returns" shall have the meaning attributed to it in Appendix II;

     (r) "Operating Plan" means the annual plan of Mining Operations submitted pursuant to paragraph 14.2.

     (s) "Operative Date" means the date upon which this Agreement becomes effective.

     (t) "Operator" means the party appointed as the Operator in accordance with article 5.

     (u) "Participant" means a party that is contributing to Exploration Costs or Mine Costs, as the case may be.

     (v) "party" or "parties" means the parties to this Agreement and their respective successors and permitted assigns which become parties pursuant to this Agreement.


     (w) "Prime Rate" means the rate of interest stated by the o Bank, Main Branch, Vancouver, British Columbia, as being charged by it on Canadian Dollar demand loans to its most creditworthy domestic commercial customers.

     (x) "Production Notice" means a notice which is given to each of the parties pursuant to paragraph 9.2.

     (y) "Program" means the work plan and budget of Mining Operations conducted during the Exploration Period and adopted pursuant to paragraph 7.2.

     (z) "Property" means the mineral properties that become subject to this Agreement on the Operative Date, any additional mineral properties that become part of the Property pursuant to this Agreement, the Minerals thereon, all information obtained from Mining Operations and those rights and benefits appurtenant to the Property that are acquired for the purpose of conducting Mining Operations.

     (aa) "Proportionate Share" means that share which is equal to a party's percentage Interest.

     (bb) "Royalty Holder" means Goldrea who holds a royalty of 2% of Net Smelter Returns pursuant to the Underlying Agreement.

     (cc) "Simple Majority" means a decision made by the Management Committee by more than 50 percent of the votes represented and entitled to be cast at a meeting thereof.

     (dd) "Special Majority" means a decision made by the Management Committee by more than 662/3% percent of the votes represented and entitled to be cast at a meeting thereof.

     (ee) "$" means Canadian Dollars.

1.2       The  words  "article",  "paragraph",   "subparagraph",   "herein"  and
"hereunder" refer to this Agreement. The words "this Agreement" include every Schedule or Appendix attached hereto.

1.3 The captions and the emphases of the defined terms have been inserted for convenience and do not define the scope of any provision.

2.        FORMATION OF THE JOINT VENTURE

2.1 The parties hereby agree to associate and participate in a joint operation (herein called the "Joint Operation") for the purpose of exploring the Property and, if deemed warranted, bringing the Property or a portion thereof into commercial production by establishing and operating a Mine.

2.2 Except as expressly provided in this Agreement, each party shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the Joint Operation, without consulting any other party. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture or operation of any party and no party shall have any obligation to another party with respect to any opportunity to acquire any assets outside of the Property at any time, or within the Property after the termination of this Agreement. Unless otherwise agreed in writing, no party shall have any obligation to mill, beneficiate or otherwise treat any Minerals or any other party's share of Minerals in any facility owned or controlled by such party.

3.        INTERESTS

3.1 Except as otherwise provided herein, the parties shall bear all Costs and all liabilities arising under this Agreement and shall own the Property, the Assets and any Mine all in proportion to their respective Interests.

3.2 On the Operative Date the respective Interests of the parties shall be as follows:

                  Goldrea                50%
                  Parkside               50%

4.        MANAGEMENT COMMITTEE

4.1 A Management Committee shall be established on or forthwith after the Operative Date. Except as herein otherwise provided, the Management Committee shall make all decisions in respect of Mining Operations.

4.2       Each  party   owning  an   Interest   shall   forthwith   appoint  one
representative and one alternate representative to the Management Committee. The alternate representative may act for a party's representative in his absence.

4.3 The Operator shall call a Management Committee meeting at least once every 12 months, and, in any event within 14 days of being requested to do so by any representative.


4.4 The Operator shall give notice, specifying the time and place of, and the agenda for, the meeting to all representatives at least seven days before the time appointed for the meeting. Unless otherwise agreed to by the Management Committee, all meetings of the Management Committee shall be held in Vancouver, British Columbia. Each agenda for a meeting shall include the consideration and approval of the minutes of the immediately preceding meeting of the Management Committee.

4.5 Notice of a meeting shall not be required if representatives of all of the parties are present and unanimously agree upon the agenda.

4.6 A quorum for any Management Committee meeting shall be present if a representative of each of the parties holding an Interest is present. If a quorum is present at the meeting, the Management Committee shall be competent to exercise all of the authorities, powers and discretions herein bestowed upon it hereunder. The Management Committee shall not transact any business at a meeting unless a quorum is present at the commencement of the meeting. If a quorum is not present within 30 minutes following the time appointed for the commencement of the Management Committee meeting, the meeting shall be automatically re-scheduled for the same time of day and at the same place five business days later, and the Operator shall be under no obligation to give any party notice thereof. A quorum shall be deemed to be present at such re-scheduled meeting for all purposes under this Agreement if at least one representative is present, and a party or parties holding not less than 25% in Interest is or are represented. A representative may attend and vote at a meeting of the Management Committee by telephone conference call in which each representative may hear, and be heard by, the other representatives.

4.7 The Management Committee shall decide every question submitted to it by a vote with each representative being entitled to cast that number of votes which is equal to its party's Interest percentage. Other than as is expressly set out herein to the contrary, the Management Committee shall make decisions by Simple Majority. In the event of a tied vote, the chairman shall have a casting vote in addition to the votes to which the chairman is entitled to cast as the representative of a party.

4.8 The representative and alternate representative of the Operator shall be the chairman and secretary, respectively, of the Management Committee meeting.

4.9 The secretary of the Management Committee meeting shall take minutes of that meeting and circulate copies thereof to each representative within a reasonable time following the termination of the meeting, and in any event no later than the time of delivery of the notice of the next following meeting of the Management Committee.

4.10 The Management Committee may make decisions by obtaining the consent in writing of the representatives of all parties. Any decision so made shall be as valid as a decision made at a duly called and held meeting of the Management Committee.

4.11 Management Committee decisions made in accordance with this Agreement shall be binding upon all of the parties.

4.12 Each party shall bear the expenses incurred by its representative and alternate representative in attending meetings of the Management Committee.

4.13 The Management Committee may, by agreement of the representatives of all the parties, establish such other rules of procedure, not inconsistent with this Agreement, as the Management Committee deems fit.

4.14 Reference in this section to the "parties" shall apply during the Exploration Period. After the date of a Production Notice this section shall be read as if the word "Participant" appeared wherever the word "party" appears.

5.        OPERATOR

5.1 Parkside shall act as Operator for so long as its Interest is 50% or more. If Parkside's Interest is less than 50%, the Management Committee shall select a party, if it so consents, to be the Operator.

5.2 The party acting as Operator may resign as Operator on at least 90 days' notice to all the parties.

5.3 The Management Committee may, by Special Majority (with the representative of the Operator not being entitled to vote on such resolution), remove the party acting as Operator, effective the date designated by the Management Committee if:

     (a) that party makes an assignment for the benefit of its creditors, or consents to the appointment of a receiver for all or substantially all of its property, or files a petition in bankruptcy or is adjudicated bankrupt or insolvent; or

     (b)  a court order is entered without that party's consent:

          (i) appointing a receiver or trustee for all or substantially all of its property; or

          (ii) approving a petition in bankruptcy or for a reorganization pursuant to the applicable bankruptcy legislation or for any other judicial modification or alteration of the rights of creditors; or

     (c) the Operator is in default of a material provision of this Agreement and fails to cure such default, or to commence bona fide curative measures, within 30 days of receiving notice of the default from a non-Operator.

5.4 If a party resigns or is removed as Operator, the Management Committee (the representative of the former Operator not being entitled to vote on the resolution) shall thereupon select another party to become the Operator effective the date established by the Management Committee.

5.5 The new Operator shall assume all of the rights, duties, liabilities and status of the previous Operator as provided in this Agreement. The new Operator shall have no obligation to hire any employees of the former Operator resulting from this change of Operator.

5.6 Upon ceasing to be Operator, the former Operator shall forthwith deliver to the new Operator custody of all Assets, Property, books, records, and other property both real and personal which it prepared or maintained in its capacity as Operator.

5.7 If the Operator resigns or is removed and no other party consents to act as Operator, the Joint Operation shall be terminated and the party which was the Operator may, if it consents to act, continue to act as Operator to effect the termination and the other parties shall be obligated to fund their respective Proportionate Shares of the Costs incurred.

6.        RIGHTS, DUTIES AND STATUS OF OPERATOR

6.1 The Operator in its operations hereunder shall be deemed to be an independent contractor. The Operator shall not act or hold itself out as agent for any of the parties nor make any commitments on behalf of any of the parties unless specifically permitted by this Agreement or directed in writing by a party.

6.2 Subject to any specific provision of this Agreement and subject to it having the right to reject any direction on reasonable grounds by virtue of its status as an independent contractor, the Operator shall perform its duties hereunder in accordance with the directions of the Management Committee and in accordance with this Agreement.

6.3 The Operator shall manage and carry out Mining Operations substantially in accordance with Programs, Feasibility Reports and Production Notices, Operating Plans, Mine Maintenance Plans and Mine Closure Plans adopted by the Management Committee and in connection therewith shall, in advance if reasonably possible, notify the Management Committee of any change in Mining Operations which the Operator considers material and if it is not reasonably possible, the Operator shall notify the Management Committee so soon thereafter as is reasonably possible.

6.4 The Operator shall have the sole and exclusive right and authority to manage and carry out all Mining Operations in accordance herewith and to incur the Costs required for that purpose. In so doing the Operator shall:

     (a) comply with the provisions of all agreements or instruments of title under which the Property or Assets are held;

     (b)  pay all Costs properly incurred promptly as and when due;

     (c) keep the Property and Assets free of all liens and encumbrances (other than those, if any, in effect on the Operative Date, those the creation of which is permitted pursuant to this Agreement, or builder's or mechanic's liens) arising out of the Mining Operations and, in the event of any lien being filed as aforesaid, proceed with diligence to contest or discharge the same;

     (d) with the approval of the Management Committee prosecute claims and, where a defence is available, defend litigation arising out of the Mining Operations, provided that any Participant may join in the prosecution or defence at its own expense;

     (e) subject to paragraph 20.6, perform such assessment work or make payments in lieu thereof and pay such rentals, taxes or other payments and do all such other things as may be necessary to maintain the Property in good standing, including, without limitation, staking and restaking mining claims, and applying for licenses, leases, grants, concessions, permits, patents and other rights to and interests in the Minerals;

     (f) maintain books of account in accordance with the Accounting Procedure, provided that the judgment of the Operator as to matters related to the accounting, for which provision is not made in the Accounting Procedure, shall govern if the Operator's accounting practices are in accordance with accounting principles generally accepted in the mining industry in Canada;

     (g) perform its duties and obligations hereunder in a sound and workmanlike manner, in accordance with sound mining and engineering practices and other practices customary in the Canadian mining industry, and in substantial compliance with all applicable federal, provincial, Territorial and municipal laws, by-laws, ordinances, rules and regulations and this Agreement;

     (h)  prepare and deliver the reports provided for in paragraph 21.2; and

     (i)  have  such  additional   duties  and  obligations  as  the  Management
          Committee may from time to time determine.

7.        EXPLORATION PROGRAMS

7.1 The Operator shall prepare draft Programs for consideration by the Management Committee. Unless otherwise agreed to by a Special Majority, each Program shall cover a calendar year. The draft Program shall contain a statement in reasonable detail of the proposed Mining Operations, estimates of all Exploration Costs to be incurred and an estimate of the time when they will be incurred, and shall be delivered to each Participant by no later than 60 days prior to the period to which the draft Program relates. Each draft Program shall be accompanied by such reports and data as are reasonably necessary for each party to evaluate and assess the results from the Program for the then current year and, to the extent not previously delivered, from earlier Programs.

7.2 The Management Committee shall review the draft Program prepared and, if it deems fit, adopt the Program with such modifications, if any, as the Management Committee deems necessary. The Operator shall be entitled to an allowance for a Cost overrun of 10 percent in addition to any budgeted Exploration Costs and any Costs so incurred shall be deemed to be included in the Program, as adopted.

7.3 The Operator shall forthwith submit the adopted Program to the parties. Each party may, within 30 days of receipt of the Program, give notice to the Operator committing to contribute its Proportionate Share of the Exploration Costs for that Program. A party which fails to give that notice within the 30 day period shall be deemed to have elected not to contribute to that Program.

7.4 If any party elected not to contribute to a Program, the amounts to be contributed by the parties who elected to contribute shall be increased PRO RATA, subject to the right of any of them to elect, prior to the commencement of the Program, not to contribute more than its Proportionate Share. If one or more party so elects to contribute no more than its Proportionate Share and the other parties do not elect to contribute PRO RATA to the resulting shortfall, the Operator shall in good faith revise the Program and Budget such that the technical objectives of the original Program are retained to the extent that is reasonably practicable given the reduced contributions to Costs. The Operator shall, within 15 days following the end of the 30-day period set out in paragraph 7.3, deliver to each party a copy of the said revised Program which, if the budget contemplates Costs of at least 80% of those contemplated in the original adopted Program, shall then be deemed for all purposes under this Agreement to be the adopted Program. If the budget for the revised Program contemplates Costs of less than 80% of those contemplated in the original adopted Program, the revised Program shall be re-submitted to the Management Committee as a draft Program pursuant to paragraph 7.1, and the procedure set out in paragraph 7.1 to 7.4 inclusive shall be repeated.

7.5       The Operator shall be entitled to invoice each Participant:

     (a) no more frequently than monthly, for its Proportionate Share of Exploration Costs incurred and paid by the Operator in carrying out a Program; or

     (b) not more than 60 days in advance of requirements, for an advance of that Participant's Proportionate Share of Exploration Costs estimated to be incurred and paid by the Operator in carrying out a Program.

Each invoice shall be signed by a financial officer of the Operator. Each Participant shall pay to the Operator the amount invoiced within 30 days of receipt of the invoice. If a Participant protests the correctness of an invoice it shall nevertheless be required to make the payment.

7.6 If any Participant, after having committed to contribute pursuant to paragraph 7.3, fails to pay an invoice within the 30-day period referred to in paragraph 7.5 the Operator may by notice demand payment. If no payment is made within the period of 30 days next succeeding the receipt of the demand notice, that Participant shall be deemed to have forfeited its right to contribute to any further Costs under this Agreement and it shall be deemed to have elected not to contribute to each Program subsequently conducted and to any Production Notice, its Interest will be reduced by 25% of its Interest at the date of default (which reduction will be credited to the Interests of the non-defaulting Participants PRO RATA to their Interests at the date of default) and thereafter, its Interest will be reduced in the manner contemplated in paragraphs 7.9 and 10.2(b).

7.7 The Operator shall expend all monies advanced by a Participant ratably with the advances of the other Participants. If the Operator suspends or prematurely terminates a Program, any funds advanced by a Participant in excess of that Participant's Proportionate Share of Exploration Costs incurred prior to the suspension or premature termination shall be refunded within 60 days of the suspension or premature termination. Unless approved unanimously by the Management Committee, the Operator shall be exclusively liable for the payment of all Costs incurred in excess of 110 percent of any budgeted Exploration Costs.

7.8 Unless otherwise directed by the Management Committee, the Operator may suspend or terminate prematurely any Program when the Operator, in good faith, considers that conditions are not suitable for the proper continuation or completion of the Program or the results obtained to that time eliminate or substantially impair the technical rationale on which the Program was based. If any Program is altered, suspended or terminated prematurely so that the Exploration Costs incurred on that Program as altered, suspended or terminated are less than 80 percent of the Exploration Costs set out in the adopted Program, any party which elected not to contribute to that Program shall be given notice of the alteration, suspension or termination by the Operator and shall be entitled to contribute its Proportionate Share of the Exploration Costs incurred on that Program by payment thereof to the Operator within 30 days after receipt of the notice, but shall not be entitled to review the results of the Program until it has made full payment. If payment is not made by that party within the 30 days aforesaid it shall forfeit its right to contribute to that Program without a demand for payment being required to be made thereafter by the Management Committee. If payment is made by that party within the 30 days as aforesaid, the Operator shall distribute the payment to the original Participants PRO RATA according to their respective contributions to the Program, and shall deliver to the new Participant copies of all data previously delivered to the other Participants with respect to that Program.

7.9 If a party elected not to contribute to the Exploration Costs of any Program the Interest of that party shall be decreased and the Interest of each Participant contributing in excess of its Proportionate Share of the Exploration Costs shall be increased so that, subject to paragraph 7.10, at all times during the Exploration Period the Interest of each party will be that percentage which is equivalent to its Proportionate Share of Exploration Costs and its Prior Exploration Costs on the Property expressed as a percentage of the Exploration Costs and Prior Exploration Costs of all parties. Notwithstanding the foregoing but subject to paragraph 7.10 hereof, the party whose Interest has been reduced (other than a party who has forfeited the right to contribute pursuant to paragraph 7.6) shall be entitled to receive details of and to contribute to future Programs to the extent of its then Interest. On the Operative Date, the parties' respective Interests and Prior Exploration Costs shall be deemed to be as follows:

                                                                   INITIAL
                                PRIOR EXPLORATION COSTS           INTEREST

            Goldrea                    $900,000*                     50%

            Parkside                  $1,100,000*                    50%

            * Deemed  expenditures for each Participant will be determined at the time the joint venture is formed by taking the aggregate of actual expenditures by each Participant on the Property and multiplying it by the initial interest of such Participant as set out above.

7.10 If the effect of the application of paragraph 7.9 is to reduce the Interest of any party to 10% or less, such party shall then be deemed to have assigned and conveyed its Interest to the Participants, if more than one then in proportion to their respective Interests, and shall be entitled to receive as its sole remuneration and benefit in consideration of that assignment and conveyance, by way of royalty, 2% of the Net Smelter Returns, subject to adjustment as provided in paragraph 7.12. The Net Smelter Returns royalty so specified may be extinguished at any time by payment to the non-performing party of $1,000,000.

7.11 If the Operator fails to submit a draft Program, a revised Program or a Program in any year for which exploration costs do not exceed $300,000, by the date set out in this Agreement, the following shall apply:

     (a) the Operator shall not be entitled to submit a draft Program or revised Program for the subject period;

     (b) any Participant other than the Operator whose Interest is not less than 20% may, within 15 days following the date by which the Operator's draft Program or revised Program was due, submit a draft Program (the "Non-Operator's Program") for the subject period for consideration by the Management Committee;

     (c) the Management Committee shall review the Non-Operator's Program and, if it deems fit (the Operator not being entitled to vote with respect thereto), adopt the

          Non-Operator's Program with such modifications, if any, as the Management Committee deems necessary; the adopted Program shall then be submitted to the parties pursuant to paragraph 7.3;

     (d)  If  the  Operator  is  a  party  and  elects  to   contribute  to  the
          Non-Operator's Program, it shall remain as the Operator for the duration of the Non-Operator's Program.

     (e) if the Operator is a party and elects not to contribute to the Non-Operator's Program, it shall cease to be the Operator for the duration of the Non-Operator's Program, and the Management Committee shall appoint another party as Operator (the former Operator not being entitled to vote with respect thereto);

     (f)  following  the  completion  of the  Non-Operator's  Program the former
          Operator   shall,   subject  to  the   provisions  of  paragraph  5.1,
          automatically become the Operator.

7.12 Each of Goldrea and Parkside hereby agree that the maximum royalty to which it and its assigns shall be collectively entitled pursuant to this Agreement is 2% of Net Smelter Returns. For example, if:

     (a) Parkside assigns a part of its Interest to a third party pursuant to this Agreement, and

     (b) Parkside then becomes entitled to receive 2% of the Net Smelter Returns pursuant to paragraph 7.10 or subparagraph 10.2(b); and

     (c) the said third party then also becomes entitled to receive 2% of the Net Smelter Returns pursuant to paragraph 7.10 or subparagraph 10.2(b),

then Parkside and such third party shall collectively be entitled to receive 2% of the Net Smelter Returns, allocated between them on a proportionate basis based upon the respective Prior Exploration Costs and Exploration Costs of each of Parkside and such third party at the time that the assignment and conveyance of its Interest took place or otherwise as they may agree.

8.        FEASIBILITY REPORT

8.1 Except as provided in paragraph 8.2, a Feasibility Report shall only be prepared with the approval of the Management Committee. The Operator shall provide copies of the completed Feasibility Report to each of the parties forthwith upon receipt, together with copies of all of the latest technical data and information generated or received by the Operator from the immediately preceding Program and not contained in the Feasibility Report.

8.2 Notwithstanding the provisions of paragraph 8.1, if a party (the "Proponent") is of the view that a Feasibility Report should be prepared, such party shall give notice thereof to the Operator and the Operator shall call a Management Committee meeting to consider the matter. If the Management Committee fails to approve the preparation of the Feasibility Report supported by the Proponent, the Proponent may, either alone or with other parties, at its or their sole cost, prepare a Feasibility Report. If such Feasibility Report indicates that production from the Property would be profitable to the Proponent, the Proponent shall deliver the Feasibility Report to the Operator who shall then call a Management Committee meeting to consider the Proponent's Feasibility Report. If the Management Committee adopts the Feasibility Report, the non-contributing parties may either pay the Proponent an amount equal to 150% of their respective proportionate costs of the preparation of the Feasibility Report, or shall suffer reduction of their respective Interests pursuant to paragraph 7.9. Upon the adoption by the Management Committee of the Proponent's Feasibility Report, it shall become a Feasibility Report for all purposes hereunder.

8.3 The parties shall meet at reasonable intervals and times to review the Feasibility Report and discuss whether the establishing and bringing of a Mine into commercial production in conformity with the Feasibility Report is feasible or desirable.

9.        PRODUCTION NOTICE

9.1 The Operator shall call a Management Committee meeting to consider the Feasibility Report for a date no sooner than three months and no later than six months after the Feasibility Report was provided to each of the parties.

9.2 The Management Committee shall consider the Feasibility Report prepared and may approve the Feasibility Report, with such modifications, if any, as it considers necessary or desirable, together with an estimate of Construction Costs. If a Feasibility Report is approved as aforesaid the Management Committee shall forthwith cause a Production Notice to be given to each of the parties by the Operator stating that the Management Committee has approved that a Mine be established and brought into production in conformity with the Feasibility Report and estimated Construction Costs as so approved.

10.       ELECTION TO CONTRIBUTE

10.1 Each party with an Interest may, within 60 days of the receipt of the Production Notice, give the Operator notice committing to contribute its Proportionate Share of Construction Costs. A party which fails to give that notice within the 60-day period shall be deemed to have elected not to contribute to Construction Costs.

10.2 If any party elects not to contribute to Construction Costs that party, subject to its rights under paragraph 10.4, shall forfeit the right to contribute to any further Costs under this Agreement, and those parties which elected to contribute as aforesaid may thereupon elect to increase their contribution to Construction Costs, if more than one party then in proportion to their respective Interests, by the amount which any party has declined to contribute. If elections are made so that Construction Costs are fully committed:

     (a) the Interest of each Participant shall be increased and that of each non-Participant shall be decreased as Costs are incurred so that the Interest of each party at all times is that percentage which is equivalent to

          (i) the sum of its Exploration Costs, its Prior Exploration Costs and its contribution to Construction Costs;

                    divided   by

          (ii)      the  sum  of  the  total  Exploration   Costs,  total  Prior
                    Exploration Costs and the total Construction Costs of all the parties;

                    multiplied by

          (iii)     100;

     (b) then, at the Completion Date, each non-Participant shall be deemed to have assigned and conveyed its Interest to the Participants, if more than one then in proportion to their respective Interests, and shall be entitled to receive as its sole remuneration and benefit in consideration of that assignment and conveyance, by way of royalty, subject to adjustment as provided in paragraph 7.12, that percent of the Net Smelter Returns, as and when available, which is equivalent to the Interest, calculated at the Completion Date.

     (c) each Participant shall severally calculate and cause to be paid to each non-Participant any Net Smelter Returns derived from the Property in the manner provided in Appendix II; and

     (d) notwithstanding the provisions of subparagraphs 10.2(b) and (c), if the effect of the application of subparagraph 10.2(a) reduces any party's Interest to less than one percent it shall forfeit its Interest to the Participants, if more than one then in proportion to their respective Interests, and that party shall have no further right or interest under this Agreement.

10.3 If, after the operation of paragraph 10.2, Construction Costs are not fully committed the Production Notice shall be deemed to be withdrawn, and shall not be resubmitted, either in the same or a revised form, for a period of at least six months following such withdrawal.

10.4 If, after the operation of paragraph 10.2, Construction Costs are fully committed, the Participants shall diligently proceed with bringing a Mine into production in substantial conformity with the Feasibility Report. If the Participants fail to commence the implementation of the Feasibility Report within twelve months of Construction Costs being fully committed, for reasons other than general economic conditions in the mining industry, any party which forfeited the right to contribute to Construction Costs pursuant to paragraph
10.2 shall have the right, exercisable in the 30 days following the expiration of such twelve month period, to reacquire from the Participants not less than all of its Interest as last held, by paying its Proportionate Share of Construction Costs incurred to the end of such twelve month period (together with interest at the Prime Rate plus 3%) to the Participants in proportion to their respective Interests.

10.5 During the twelve-month period referred to in paragraph 10.4, neither the Operator nor any Participant shall be obliged to provide any non-Participant with the results of any work carried out on the Property, the Participants' sole obligation during such period being to provide any non-Participant, on the written request of such non-Participant made only once during the said twelve months, with a summary of the nature of the work carried out and the total Costs thereof.

11.       OPERATOR'S FEE

11.1 The Operator may charge the following sums in return for its head office overhead functions which are not charged directly:

     (a)  with respect to Programs:

          (i) 2% for each individual contract which expressly includes an overhead charge by the party contracted;

          (ii) 5% for each individual contract which exceeds $50,000 and is not subject to clause 11.1(a)(i) hereof;

          (iii) 15% of all other Costs not included in clauses 11.1(a)(i) and 11.1(a)(ii).

     (b)  with respect to Construction: 1% of all other such Costs;

     (c)  subsequent to the Completion Date: 3.5% of all Operating Costs.

12.       MINE FINANCING

12.1 The contributions of the Participants toward the Mine Costs shall be individually and separately provided by them.

12.2 Any party may pledge, mortgage, charge or otherwise encumber its Interest in order to secure moneys borrowed and used by that party for the sole purpose of enabling it to finance its participation under this Agreement or in order to secure by way of floating charge as a part of the general corporate assets of that party moneys borrowed for its general corporate purposes, provided that the pledgee, mortgagee, holder of the charge or encumbrance (in this subsection called the "Chargee") shall hold the same subject to the provisions of this Agreement and that if the Chargee realizes upon any of its security it will comply with this Agreement. The Agreement between the party hereto, as borrower, and the Chargee shall contain specific provisions to the same effect as the provisions of this paragraph.

13.       CONSTRUCTION

13.1 Subject to paragraphs 10.2 and 10.3, the Management Committee shall cause the Operator to, and the Operator shall, proceed with Construction with all reasonable dispatch after a Production Notice has been given. Construction shall be substantially in accordance with the Feasibility Report subject to any variations proposed in the Production Notice, and subject also to the right of the Management Committee to cause such other reasonable variations in

Construction to be made as the Management Committee, by Special Majority, deems necessary and advisable.

14.       OPERATION OF THE MINE

14.1 Commencing on the Completion Date, all Mining Operations shall be planned and conducted and all estimates, reports and statements shall be prepared and made on the basis of a calendar year.

14.2 With the exception of the year in which the Completion Date occurs, an Operating Plan for each calendar year shall be submitted by the Operator to the Participants not later than November 1 in the year immediately preceding the calendar year to which the Operating Plan relates. Each Operating Plan shall contain the following:

     (a)  a description of the proposed Mining Operations;

     (b) a detailed estimate of all Mine Costs plus a reasonable allowance for contingencies;

     (c) an estimate of the quantity and quality of the ore to be mined and the concentrates or metals or other products and by-products to be produced; and

     (d) such other facts as may be necessary to reasonably illustrate the results intended to be achieved by the Operating Plan.

Upon request of any Participant the Operator shall meet with that Participant to discuss the Operating Plan and shall provide such additional or supplemental information as that Participant may reasonably require with respect thereto.

14.3 The Management Committee shall adopt each Operating Plan, with such changes as it deems necessary, by November 30 in the year immediately preceding the calendar year to which the Operating Plan relates; provided, however, that the Management Committee, by Special Majority, may from time to time and any time amend any Operating Plan.

14.4 The Operator shall include in the estimate of Mine Costs referred to in subparagraph 14.2(b) hereof the establishment of a trust or escrow fund providing for the reasonably estimated costs of satisfying continuing obligations that may remain after the permanent termination of Mining Operations, in excess of amounts actually expended. Such continuing obligations are or will be incurred as a result of the Joint Operation and shall include such things as monitoring, stabilization, reclamation or restoration obligations, severance and other employee benefit costs and all other obligations incurred or imposed as a result of the Joint Operation which continue or arise after the permanent termination of Mining Operations and the termination of this Agreement and settlement of all accounts. The payment of such continuing obligations shall be made on the basis of units of production, and shall be in amounts reasonably estimated to provide over the lifetime of proven and probable reserves funds adequate to pay for such reclamation and long term care and monitoring. The Participants shall contribute to the trust or escrow fund cash (or provide letters of credit or other forms of security readily convertible to cash in form approved by the Management Committee). The amount contributed from time to time for the satisfaction of such continuing obligations shall be classified as Costs hereunder but shall be segregated into a separate account.

15.  PAYMENT OF MINE COSTS

15.1 The Operator may invoice each Participant, from time to time, for that Participant's Proportionate Share of Construction Costs or Operating Costs incurred to the date of the invoice, or at the beginning of each month for an advance equal to that Participant's Proportionate Share of the estimated cash disbursements to be made during the month. Each Participant shall pay its Proportionate Share of the Construction Costs or Operating Costs or the estimated cash disbursements aforesaid to the Operator within 30 days after receipt of the invoice. If the payment or advance requested is not so made, the amount of the payment or advance shall bear interest calculated monthly not in advance from the 30th day after the date of receipt of the invoice thereof by that Participant at a rate equivalent to the weighted average Prime Rate for the month plus 3% until paid. The Operator shall have a lien on each Participant's Interest in order to secure that payment or advance together with interest which has accrued thereon.

15.2      If any Participant  fails to pay an invoice  contemplated in paragraph
15.1 within the 30-day period aforesaid, the Operator may, by notice, demand payment. If no payment is made within 30 days of the Operator's demand notice, the Operator may, without limiting its other rights at law, enforce the lien created by paragraph 15.1 by taking possession of all or any part of that Participant's Interest. The Operator may sell and dispose of the Interest which it has so taken into its possession by:

     (a) first offering that Interest to the other Participants, if more than one then in proportion to the respective Interests of the Participants who wish to accept that offer, for that price which is the fair market value stated in the lower of two appraisals obtained by the Operator from independent, well recognized appraisers competent in the appraisal of mining properties; and

     (b) if the Participants have not purchased all or part of that Interest as aforesaid, then by selling the balance, if any, either in whole or in part or in separate parcels at public auction or by private tender (the Participants being entitled to bid) at a time and on whatever terms the Operator shall arrange, having first given notice to the defaulting Participant of the time and place of the sale.

As a condition of the sale as contemplated in subparagraph 15.2(b), the purchaser shall agree to be bound by this Agreement and, prior to acquiring the Interest, shall deliver notice to that effect to the parties, in form acceptable to the Operator. The proceeds of the sale shall be applied by the Operator in payment of the amount due from the defaulting Participant and interest as aforesaid, and the balance remaining, if any, shall be paid to the defaulting Participant after deducting reasonable costs of the sale. Any sale or disposal made as aforesaid shall be a perpetual bar both at law and in equity by the defaulting Participant and its successors and assigns against all other Participants.

16.       DISTRIBUTION IN KIND

16.1 It is expressly intended that, upon implementation of any Production Notice hereunder, the association of the parties hereto shall be limited to the efficient production of Minerals from the Property and related activities, and that each of the parties shall be entitled to use, dispose of or otherwise deal with its Proportionate Share of Minerals as it sees fit. Each Participant shall take in kind, f.o.b. truck or railcar on the Property, and separately dispose of its Proportionate Share of the Minerals produced from the Mine. From the time of delivery, each Participant shall have ownership of and title to its Proportionate Share of Minerals separate from, and not as tenant in common with, the other Participants, and shall bear all risk of loss of Minerals. Extra costs and expenses incurred by reason of the Participants taking in kind and making separate dispositions shall be paid by each Participant directly and not through the Operator or Management Committee.

16.2 Each Participant shall construct, operate and maintain, all at its own cost and expense, any and all facilities which may be necessary to receive and store and dispose of its Proportionate Share of the Minerals at the rate the same are produced.

16.3 If a Participant has not made the necessary arrangements to take in kind and store its share of production as aforesaid the Operator shall, at the sole cost and risk of that Participant store, in any location where it will not interfere with Mining Operations, the production owned by that Participant. The Operator and the other parties shall be under no responsibility with respect thereto. All of the Costs involved in arranging and providing storage shall be billed directly to, and be the sole responsibility of the Participant whose share of production is so stored. The Operator's charges for such assistance and any other related matters shall be billed directly to and be the sole responsibility of the Participant. All such billings shall be subject to the provisions of paragraphs 15.1 and 15.2 hereof.

17.       SURRENDER OF INTEREST

17.1 Any party not in default hereunder may, at any time upon notice, surrender its entire Interest to the other parties by giving those parties notice of surrender.

          The notice of surrender shall:

     (a) indicate a date for surrender not less than three months after the date on which the notice is given; and

     (b)  contain an undertaking that the surrendering party will:

          (i) satisfy its Proportionate Share, based on its then Interest, of all obligations and liabilities which arose at any time prior to the date of surrender;

          (ii) if the Operator has not included in Mine Costs the costs of continuing obligations as set out in paragraph 14.4 hereof, pay on the date of surrender its reasonably estimated Proportionate Share, based on the surrendering party's then Interest, of the Costs of rehabilitating the Mine site and of reclamation based on the Mining Operations completed as at the date of surrender; and

          (iii) will hold in confidence, for a period of two years from the date of surrender, all information and data which it acquired pursuant to this Agreement.

17.2      Upon the surrender of its entire Interest as contemplated in paragraph
17.1 and upon delivery of a release in writing, in form acceptable to counsel for the Operator, releasing the other parties from all claims and demands hereunder, the surrendering party shall be relieved of all obligations or liabilities hereunder except for those which arose or accrued or were accruing due on or before the date of the surrender.

17.3 A party to whom a notice of surrender has been given as contemplated in paragraph 17.1 may elect, by notice within 90 days to the party which first gave the notice to accept the surrender, in which case paragraphs 17.1 and 17.2 shall apply, or to join in the surrender. If all of the parties join in the surrender the Joint Operation shall be terminated in accordance with article 18.

18.       TERMINATION OF MINING OPERATIONS

18.1 The Operator may, at any time subsequent to the Completion Date, on at least 30 days notice to all Participants, recommend that the Management
Committee approve that the Mining Operations be suspended. The Operator's recommendation shall include a plan and budget (in this article 18 called the "Mine Maintenance Plan"), in reasonable detail, of the activities to be performed to maintain the Assets and Property during the period of suspension and the Costs to be incurred. The Management Committee may, by Special Majority, at any time subsequent to the Completion Date, cause the Operator to suspend Mining Operations in accordance with the Operator's recommendation with such changes to the Mine Maintenance Plan as the Management Committee deems necessary. The Participants shall be committed to contribute their Proportionate Share of the Costs incurred in connection with the Mine Maintenance Plan. The Management Committee, by Special Majority, may cause Mining Operations to be resumed at any time.

18.2 The Operator may, at any time following a period of at least 90 days during which Mining Operations have been suspended, upon at least 30 days notice to all Participants, or in the events described in paragraph 18.1, recommend that the Management Committee approve the permanent termination of Mining Operations. The Operator's recommendation shall include a plan and budget (in this article 18 called the "MINE CLOSURE PLAN"), in reasonable detail, of the activities to be performed to close the Mine and reclaim and rehabilitate the Property, as required by applicable law, regulation or contract by reason of this Agreement. The Management Committee may, by unanimous approval of the representatives of all Participants, approve the Operator's recommendation with such changes to the Mine Closure Plan as the Management Committee deems necessary.

18.3 If the Management Committee approves the Operator's recommendation as aforesaid, it shall cause the Operator to:

     (a) implement the Mine Closure Plan, whereupon the Participants shall be committed to pay, in proportion to their respective Interests, such Costs as may be required to implement that Mine Closure Plan;

     (b) remove, sell and dispose of such Assets as may reasonably be removed and disposed of profitably and such other Assets as the Operator may be required to remove pursuant to applicable environmental and mining laws; and

     (c)  sell, abandon or otherwise dispose of the Assets and the Property.

The disposal price for the Assets and the Property shall be the best price reasonably obtainable and the net revenues, if any, from the removal and sale shall be credited to the Participants in proportion to their respective Interests.

18.4      If  the   Management   Committee   does  not  approve  the  Operator's
recommendation contemplated in paragraph 18.2, the Operator shall maintain Mining Operations in accordance with the Mine Maintenance Plan as pursuant to paragraph 18.1.

19.       THE PROPERTY

19.1 Title to the Property shall be held in the name of the Operator in trust for the parties in proportion to their respective Interests as adjusted from time to time. Each of the parties shall have the right to receive, forthwith upon making demand therefor from the Operator, such documents as it may reasonably require to confirm its Interest.

19.2 This Agreement, or a memorandum of this Agreement, shall, upon the written request of any party, be recorded in the office of any governmental agency so requested, in order to give notice to third parties of the respective interests of the parties in the Property and this Agreement. Each party hereby covenants and agrees with the requesting party to execute such documents as may be necessary to perfect such recording.

20.       AREA OF COMMON INTEREST

20.1 The area of common interest shall be deemed to comprise that area which is 1 kilometre from a line drawn parallel to the Property boundaries commencing May 22, 2002, which constitute the Property as at the Operative Date.

20.2 If at any time during the subsistence of this Agreement any party or the Affiliate of any party (in this section only called in each case the "Acquiring Party") stakes or otherwise acquires, directly or indirectly, any right to or interest in any mining claim, licence, lease, grant, concession, permit, patent, or other mineral property located wholly or partly within the area of interest referred to in subparagraph 20.1, the Acquiring Party shall forthwith give notice to the other parties of that staking or acquisition, the total cost thereof and all details in the possession of that party with respect to the details of the acquisition, the nature of the property and the known mineralization.

20.3 The Management Committee (the representative of the Acquiring Party not being entitled to vote with respect thereto) may, within 30 days of receipt of the Acquiring Party's notice, elect, by notice to the Acquiring Party, to require that the mineral properties and the right or interest acquired be included in and thereafter form part of the Property for all purposes of this Agreement.

20.4 If the election aforesaid is made, all the other parties shall reimburse the Acquiring Party for that portion of the cost of acquisition which is equivalent to their respective Interests.

20.5 If the Management Committee does not make the election aforesaid within that period of 30 days, the right or interest acquired shall not form part of the Property and the Acquiring Party shall be solely entitled thereto.

20.6 Notwithstanding subparagraph 6.4(e), the Operator shall be entitled, at any time and from time to time to surrender all or any part of the Property or to permit the same to lapse, but only upon first either obtaining the unanimous consent of the Management Committee, or giving 60 days notice of its intention to do so to the other parties. In this latter event, the parties, other than the Operator, shall be entitled to receive from the Operator, on request prior to the date of the surrender or lapse, pro rata in accordance with their respective Interests, a conveyance of that portion of the Property intended for surrender or lapse, together with copies of any plans, assay maps, diamond drill records and factual engineering data in the Operator's possession and relevant thereto. Any part of the Property so acquired shall cease to be subject to this Agreement and shall not be subject to paragraph 20.2. Any part of the Property which has not been so acquired by any of the parties shall remain subject to paragraph 20.2.

21.       INFORMATION AND DATA

21.1 At all times during the subsistence of this Agreement the duly authorized representatives of each Participant shall, at its and their sole risk and expense and at reasonable intervals and times, have access to the Property and to all technical records and other factual engineering data and information relating to the Property which is in the possession of the Operator.

21.2 During the Exploration Period while Programs are being carried out, the Operator shall furnish the Participants with monthly progress reports and with a final report within 60 days following the conclusion of each Program. The final report shall show the Mining Operations performed and the results obtained and shall be accompanied by a statement of Costs and copies of pertinent plans, assay maps, diamond drill records and other factual engineering data. During the Construction Period and during the implementation of an Operating Plan the Operator shall provide monthly progress reports to the Participants, which report shall include information on any changes or developments affecting the Mine that the Operator considers are material.

21.3 All information and data concerning or derived from the Mining Operations shall be kept confidential and, except to the extent required by law or by regulation of any Securities Commission or Stock Exchange, shall not be disclosed to any person other than an Affiliate without the prior consent of all the Participants, which consent shall not unreasonably be withheld.

21.4 The text of any news releases or other public statements which a party intends to make with respect to the Property or this Agreement shall, to the extent practicable, be made available to the other parties prior to publication and the other parties shall have the right to make suggestions for changes therein.

22.       LIABILITY OF THE OPERATOR

22.1 Subject to paragraph 22.2, each party shall indemnify and save the Operator harmless from and against any loss, liability, claim, demand, damage, expense, injury or death (including, without limiting the generality of the foregoing, legal fees) resulting from any acts or omissions of the Operator or its officers, employees or agents.

22.2 Notwithstanding paragraph 22.1, the Operator shall not be indemnified nor held harmless by any of the parties for any loss, liability, claim, damage, expense, injury or death, (including, without limiting the generality of the foregoing, legal fees) resulting from the negligence or wilful misconduct of the Operator or its officers, employees or agents.

22.3 An act or omission of the Operator or its officers, employees or agents done or omitted to be done:

     (a) at the direction of, or with the concurrence of, the Management Committee; or

     (b) unilaterally and in good faith by the Operator to protect life or property shall be deemed not to be negligence or wilful misconduct.

22.4 The obligation of each party to indemnify and save the Operator harmless pursuant to paragraph 22.1 shall be in proportion to its Interest as at the date that the loss, liability, claim, demand, damage, expense, injury or death occurred or arose.

22.5 The Operator shall not be liable to any other party nor shall any party be liable to the Operator in contract, tort or otherwise for special or consequential damages, including, without limiting the generality of the foregoing, loss of profits or revenues.

23.       INSURANCE

23.1 Commencing on the Operative Date, the Management Committee shall cause the Operator to place and maintain with a reputable insurer or insurers such insurance, if any, as the Management Committee in its discretion deems advisable in order to protect the parties together with such other insurance as any Participant may by notice reasonably request. The Operator shall, upon the written request of any Participant, provide it with evidence of that insurance.

23.2 Paragraph 23.1 shall not preclude any party from placing, for its own account insurance for greater or other coverage than that placed by the Operator.

24.       RELATIONSHIP OF PARTIES

24.1 The rights, duties, obligations and liabilities of the parties shall be several and not joint nor joint and several, it being the express purpose and intention of the parties that their respective Interests shall be held as tenants in common.

24.2 Nothing herein contained shall be construed as creating a partnership of any kind or as imposing upon any party any partnership duty, obligation or liability to any other party hereto.

24.3 No party shall, except when required by this Agreement or by any law, by-law, ordinance, rule, order or regulation, use, suffer or permit to be used, directly or indirectly, the name of any other party for any purpose related to the Property or this Agreement.

25.       PARTITION

25.1 Each of the parties hereto waives, during the term of this Agreement, any right to partition of the Property or the Assets or any part thereof and no party shall seek to be entitled to partition of the Property or the Assets whether by way of physical partition, judicial sale or otherwise during the term of this Agreement.

26.       TAXATION

26.1 All Costs incurred hereunder shall be for the account of the party or parties making or incurring the same, if more than one then in proportion to their respective Interests, and each party on whose behalf any Costs have been incurred shall be entitled to claim all tax benefits, write-offs, and deductions with respect thereto.

27.       FORCE MAJEURE

27.1 Notwithstanding anything herein contained to the contrary, if any Participant is prevented from or delayed in performing any obligation under this Agreement, and such failure is occasioned by any cause beyond its reasonable control, excluding only lack of finances, then, subject to paragraph 27.2, the time for the observance of the condition or performance of the obligation in question shall be extended for a period equivalent to the total period the cause of the prevention or delay persists or remains in effect regardless of the length of such total period.

27.2 Any party hereto claiming suspension of its obligations as aforesaid shall promptly notify the other parties to that effect and shall take all reasonable steps to remove or remedy the cause and effect of the force majeure described in the said notice insofar as it is reasonably able so to do and as soon as possible; provided that the terms of settlement of any labour disturbance or dispute, strike or lockout shall be wholly in the discretion of the party claiming suspension of its obligations by reason thereof, and that party shall not be required to accede to the demands of its opponents in any such labour disturbance or dispute, strike, or lockout solely to remedy or remove the force majeure thereby constituted. The party claiming suspension of its obligations shall promptly notify the other parties when the cause of the Force Majeure has been removed.

27.3 The extension of time for the observance of conditions or performance of obligations as a result of force majeure shall not relieve the Operator from its obligations to keep the Property in good standing pursuant to sub-paragraphs 6.4(a) and 6.4(e).

28.       NOTICE

28.1 All invoices, notices, consents and demands under this Agreement shall be in writing and may be delivered personally, transmitted by fax (with transmission confirmed in writing), or may be forwarded by first class prepaid registered mail to the address for each party specified in this Agreement or to such addresses as each party may from time to time specify by notice. Any notice delivered or sent by fax shall be deemed to have been given and received on the business day next following the date of delivery or transmission. Any notice mailed as aforesaid shall be deemed to have been given and received on the fifth business day following the date it is posted, provided that if between the time of mailing and the actual receipt of the notice there shall be a mail strike, slowdown or other labour dispute which affects delivery of the notice by mails, then the notice shall be effective only if actually delivered.

29.       WAIVER

29.1 No waiver of any breach of this Agreement shall be binding unless evidenced in writing executed by the party against whom charged. Any waiver shall extend only to the particular breach so waived and shall not limit any rights with respect to any future breach.

30.       AMENDMENTS

30.1 Except for those provisions, if any, of the Option Agreement specifically incorporated herein by reference, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. An amendment or variation of this Agreement shall only be binding upon a party if evidenced in writing executed by that party.

31.       TERM

31.1 Unless earlier terminated by agreement of all parties having an Interest or as a result of one party acquiring both a 100 percent Interest and a 100 percent interest in the Net Smelter Returns, the Joint Operation and this Agreement shall remain in full force and effect for so long as any party has any right, title or interest in the Property. Termination of this Agreement shall not, however, relieve any party from any obligations theretofore accrued but unsatisfied, nor from its obligations with respect to rehabilitation of the Mine site and reclamation.

32.       TIME OF ESSENCE

32.1      Time is of the essence of this Agreement.

33.       ASSIGNMENT - RIGHT OF FIRST REFUSAL

33.1      If a party (hereinafter in this paragraph referred to as the "Owner"):

     (a) receives a bona fide offer from an independent third party (the "Proposed Purchaser") dealing at arm's length with the Owner to purchase all or any part all of the Owner's Interest or its interest in this Agreement (which for certainty shall include the Owner's right to receive the Net Smelter Returns), which offer the Owner desires to accept;

     (b) or if the Owner intends to sell all or any part of its Interest or its interest in this Agreement.

The Owner shall first offer (the "Offer") such interest in writing to the other party upon terms no less favourable than those offered by the Proposed Purchaser or intended to be offered by the Owner, as the case may be. The Offer shall specify the price and terms and conditions of such sale, the name of the Proposed Purchaser (which term shall, in the case of an intended offer by the Owner, mean the person or persons to whom the Owner intends to offer its interest) and, if the offer received by the Owner from the Proposed Purchaser provides for any consideration payable to the Owner otherwise than in cash, the Offer shall include the Owner's good faith estimate of the cash equivalent of the non-cash consideration. If within a period of 60 days of the receipt of the Offer, the other party notifies the Owner in writing that it will accept the same, the Owner shall be bound to sell such interest to the other party (subject as hereinafter provided with respect to price) on the terms and conditions of the Offer. If the Offer so accepted by the other party contains the Owner's good faith estimate of the cash equivalent consideration as aforesaid, and if the other party disagrees with the Owner's best estimate, the other party shall so notify the Owner at the time of acceptance and the other party shall, in such notice, specify what it considers, in good faith, the fair cash equivalent to be and the resulting total purchase price. If the other party so notifies the Owner, the acceptance by the other party shall be effective and binding upon the Owner and the other party and the cash equivalent of any such non-cash consideration shall be determined by binding arbitration under the COMMERCIAL ARBITRATION ACT (British Columbia) and shall be payable by the other party, subject to prepayment as hereinafter provided, within 60 days following its determination by arbitration. The other party shall in such case pay to the Owner, against receipt of an absolute transfer of clear and unencumbered title to the interest of the Owner being sold, the total purchase price which it specified in its notice to the Owner and such amount shall be credited to the amount determined following arbitration of the cash equivalent of any non-cash consideration. If the other party fails to notify the Owner before the expiration of the time limited therefor that it will purchase the interest offered, the Owner may sell and transfer such interest to the Proposed Purchaser at the price and on the terms and conditions specified in the Offer for a period of 60 days, provided that the terms of this paragraph shall again apply to such interest if the sale to the Proposed Purchaser is not completed within the said 60 days. Any sale hereunder shall be conditional upon the Proposed Purchaser delivering a written undertaking to the other party, in form and content satisfactory to its counsel, to be bound by the terms and conditions of this Agreement.

34.       SUCCESSORS AND ASSIGNS

34.1 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

35.       GOVERNING LAW

35.1 This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia.

          IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.



The  Seal of GOLDREA RESOURCES CORP. was hereunto      )
affixed in the presence of:                            )
                                                       )
/s/ Larry Reaugh                                       )
---------------------------------------------------
Authorized Signatory                                   )
                                                       )
                                                       )
                                                       )



The  Seal of PARKSIDE 2000 RESOURCES CORP. was         )
hereunto affixed in the presence of:                   )
                                                       )
/s/ Rupert L. Bullock                                  )
---------------------------------------------------
Authorized Signatory                                   )
                                                       )
                                                       )
                                                       )

                                   APPENDIX I

          TO THAT CERTAIN AGREEMENT BETWEEN GOLDREA RESOURCES CORP. AND
                         PARKSIDE 2000 RESOURCES CORP.
                       MADE AS OF THE ____ DAY OF ________

                              ACCOUNTING PROCEDURE

1.        INTERPRETATION

1.1 Terms defined in the Agreement shall, subject to any contrary intention, have the same meanings herein. In this Appendix the following words, phrases and expressions shall have the following meanings:

     (a) "Agreement" means the Agreement to which this Accounting Procedure is attached as Appendix I.

     (b)  "Count" means a physical inventory count.

     (c) "Employee" means those employees of the Operator who are assigned to and directly engaged in the conduct of Mining Operations, whether on a full-time or part-time basis.

     (d) "Employee Benefits" means the Operator's cost of holiday, vacation, sickness, disability benefits, field bonuses, amounts paid to and the Operator's costs of established plans for employee's group life insurance, hospitalisation, pension, retirement and other customary plans maintained for the benefit of Employees and Personnel, as the case may be, which costs may be charged as a percentage assessment on the salaries and wages of Employees or Personnel, as the case may be, on a basis consistent with the Operator's cost experience.

     (e) "Field Offices" means the necessary sub-office or sub-offices in each place where a Program or Construction is being conducted or a Mine is being operated.

     (f) "Government Contributions" means the cost or contributions made by the Operator pursuant to assessments imposed by governmental authority which are applicable to the salaries or wages of Employees or Personnel, as the case may be.

     (g) "Joint Account" means the books of account maintained by the Operator to record all assets, liabilities, costs, expenses, credits and other transactions arising out of or in connection with the Mining Operations.

     (h) "Material" means the personal property, equipment and supplies acquired or held, at the direction or with the approval of the Management Committee, for use in the Mining Operations and, without limiting the generality, more particularly "Controllable Material" means such Material which is ordinarily classified as

          Controllable   Material,  as  that  classification  is  determined  or
          approved by the Management Committee, and controlled in mining operations.

     (i) "Personnel" means those management, supervisory, administrative, clerical or other personnel of the Operator normally associated with the Supervision Offices whose salaries and wages are charged directly to the Supervision Office in question.

     (j) "Reasonable Expenses" means the reasonable expenses of Employees or Personnel, as the case may be, for which those Employees or Personnel may be reimbursed under the Operator's usual expense account practice, as accepted by the Management Committee; including without limitation, any relocation expenses necessarily incurred in order to properly staff the Mining Operations if the relocation is approved by the Management Committee.

     (k) "Supervision Offices" means the Operator's offices or department within the Operator's offices from which the Mining Operations are generally supervised.

2.        STATEMENTS AND BILLINGS

2.1 The Operator shall, by invoice, charge each Participant with its Proportionate Share of Exploration Costs and Mine Costs in the manner provided in sections 7 and 15 of the Agreement respectively.

2.2 The Operator shall deliver, with each invoice rendered for Costs incurred a statement indicating:

     (a) all charges or credits to the Joint Account relating to Controllable Material ; and

     (b) all other charges and credits to the Joint Account summarised by appropriate classification indicative of the nature of the charges and credits.

2.3 The Operator shall deliver with each invoice for an advance of Costs a statement indicating:

     (a) the estimated Exploration Costs or, in the case of Mine Costs the estimated cash disbursements, to be made during the next succeeding month;

     (b) the addition thereto or subtraction therefrom, as the case may be, made in respect of Exploration Costs or Mine Costs actually having been incurred in an amount greater or lesser than the advance which was made by each Participant for the penultimate month preceding the month of the invoice; and

     (c) the advances made by each Participant to date and the Exploration Costs or Mine Costs incurred to the end of the penultimate month preceding the month of the invoice.

3.        DIRECT CHARGES

3.1       The Operator shall charge the Joint Account with the following items:

     (a)  Contractor's Charges:

          All costs directly relating to the Mining Operations incurred under contracts entered into by the Operator with third parties.

     (b)  Labour Charges:

          (i) The salaries and wages of Employees in an amount calculated by taking the full salary or wage of each Employee multiplied by that fraction which has as its numerator the total time for the month that the Employees were directly engaged in the conduct of Mining Operations and as its denominator the total normal working time for the month of the Employee;

          (ii)      the Reasonable Expenses of the Employees; and

          (iii) Employee Benefits and Government Contributions in respect of the Employees in an amount proportionate to the charge made to the Joint Account in respect to their salaries and wages.

     (c)  Office Maintenance:

          (i) The cost or a pro rata portion of the costs, as the case may be, of maintaining and operating the Field Offices and the Supervision Offices. The basis for charging the Joint Account for such maintenance costs shall be as follows:

                    (A) the expense of maintaining and operating Field Offices, less any revenue therefrom; and

                    (B)  that  portion  of   maintaining   and   operating   the
                         Supervision Offices which is equal to

                         (1) the anticipated total operating expenses of the Supervision Offices divided by

                         (2) the anticipated total staff man days for the Employees whether in connection with the Mining Operations or not;

                              multiplied by

                         (3)  the  actual  total   time  spent  on  the   Mining
                              Operations by the Employee expressed in man days.

          (ii) Without limitation, the anticipated total operating expenses of the Supervision Offices shall include:

                    (A) the salaries and wages of the Operator's Personnel which have been directly charged to the Supervision Offices;

                    (B)  the Reasonable Expense of the Personnel; and

                    (C)  Employee Benefits.

          (iii) The Operator shall make an adjustment in respect of the Office Maintenance cost forthwith after the end of each Operating Year upon having determined the actual operating expenses and actual total staff man days referred to in clause 3.1(c)(i)(B) of this Appendix I.

     (d)  Material:

          Material purchased or furnished by the Operator for use on the Property as provided under section 4 of this Appendix I.

     (e)  Transportation Charges:

          The cost of transporting Employees and Material necessary for the Mining Operations.

     (f)  Service Charges:

          (i) The cost of services and utilities procured from outside sources other than services covered by paragraph 3.1(h). The cost of consultant services shall not be charged to the Joint Account unless the retaining of the consultant is approved in advance by the Management Committee; and

          (ii) Use and service of equipment and facilities furnished by the Operator as provided in subsection 4.4 of this Appendix I.

     (g)  Damages and Losses to Joint Property:

          All costs necessary for the repair or replacement of Assets made necessary because of damages or losses by fire, flood, storms, theft, accident or other cause. If the damage or loss is estimated by the Operator to exceed $10,000, the Operator shall furnish each Participant with written particulars of the damages or losses incurred as soon as practicable after the damage or loss has been discovered. The proceeds, if any, received on claims against any policies of insurance in respect of those damages or losses shall be credited to the Joint Account.

     (h)  Legal Expense:

          All costs of handling, investigating and settling litigation or recovering the Assets, including, without limitation, attorney's fees, court costs, costs of investigation or procuring evidence and amounts paid in settlement or satisfaction of any litigation or claims; provided, however, that, unless otherwise approved in advance by the Management Committee, no charge shall be made for the services of the Operator's legal staff or the fees and expenses of outside solicitors.

     (i)  Taxes:

          All taxes, duties or assessments of every kind and nature (except income taxes) assessed or levied upon or in connection with the Property, the Mining Operations thereon, or the production therefrom, which have been paid by the Operator for the benefit of the parties.

     (j)  Insurance:

          Net premiums paid for

          (i) such policies of insurance on or in connection with Mining Operations as may be required to be carried by law; and

          (ii) such other policies of insurance as the Operator may carry for the protection of the parties in accordance with the Agreement; and

          (iii)     the applicable deductibles in event of an insured loss.

     (k)  Rentals:

          Fees, rentals and other similar charges required to be paid for acquiring, recording and maintaining permits, mineral claims and mining leases and rentals and royalties which are paid as a consequence of the Mining Operations.

     (l)  Permits:

          Permit costs, fees and other similar charges which are assessed by various governmental agencies.

     (m)  Other Expenditures:

          Such other costs and expenses which are not covered or dealt with in the foregoing provisions of this subsection 3.1 of this Appendix I as are incurred with the approval of the Management Committee for Mining Operations or as may be contemplated in the Agreement.

4.        PURCHASE OF MATERIAL

4.1 Subject to subsection 4.4 of this Appendix I the Operator shall purchase all Materials and procure all services required in the Mining Operations.

4.2 Materials purchased and services procured by the Operator directly for the Mining Operations shall be charged to the Joint Account at the price paid by the Operator less all discounts actually received.

4.3 Any Participant may sell Material or services required in the Mining Operations to the Operator for such price and upon such terms and conditions as the Management Committee may approve.

4.4 Notwithstanding the foregoing provisions of this section 4, the Operator, after having obtained the prior approval of the Management Committee, shall be entitled to supply for use in connection with the Mining Operations equipment and facilities which are owned by the Operator and to charge the Joint Account with such reasonable costs as are commensurate with the ownership and use thereof.

5.        DISPOSAL OF MATERIAL

5.1 The Operator, with the approval of the Management Committee may, from time to time, sell any Material which has become surplus to the foreseeable needs of the Mining Operations for the best price and upon the most favourable terms and conditions available.

5.2 Any Participant may purchase from the Operator any Material which may from time to time become surplus to the foreseeable need of the Mining Operations for such price and upon such terms and conditions as the Management Committee may approve.

5.3 Upon termination of the Agreement, the Management Committee may approve the division of any Material held by the Operator at that date, which Material may be taken by the Participants in kind or be taken by a Participant in lieu of a portion of its Proportionate Share of the net revenues received from the disposal of the Assets and Property. If the division to a Participant be in lieu, it shall be for such price and on such terms and conditions as the Management Committee may approve.

5.4 The net revenues received from the sale of any Material to third parties or to a Participant shall be credited to the Joint Account.

6.        INVENTORIES

6.1 The Operator shall maintain records of Material in reasonable detail and records of Controllable Material in detail.

6.2 The Operator shall perform Counts from time to time at reasonable intervals, and in any event at the end of each calendar year. The independent external auditor of the Operator shall be given reasonable notice of each Count, and shall be given the opportunity to attend the Count.

6.3 Forthwith after performing a Count, the Operator shall reconcile the inventory with the Joint Account. The Operator shall not be held accountable for any shortages of inventory except such shortages as may have arisen due to a lack of diligence on the part of the Operator.

7.        ADJUSTMENTS

7.1 Payment of any invoice by a Participant shall not prejudice the right of that Participant to protest the correctness of the statement supporting the payment; provided, however, that all invoices and statements presented to each Participant by the Operator during any calendar year shall conclusively be presumed to be true and correct upon the expiration of 12 months following the end of the calendar year to which the invoice or statement relates, unless within that 12 month period that Participant gives notice to the Operator making claim on the Operator for an adjustment to the invoice or statement.

7.2 The Operator shall not adjust any invoice or statement in favour of itself after the expiration of 12 months following the end of the calendar year to which the invoice or statement relates.

7.3 Notwithstanding subsections 7.1 and 7.2 of this Appendix I, the Operator may make adjustments to an invoice or statement which arise out of a Count of Material or Assets within 60 days of the completion of the Count.

7.4 A Participant shall be entitled upon notice to the Operator to request that the independent external auditor of the Operator provide that Participant with its opinion that any invoice or statement delivered pursuant to the Agreement in respect of the period referred to in subsection 7.1 of this Appendix I has been prepared in accordance with this Agreement.

7.5 The time for giving the audit opinion contemplated in subsection 7.4 of this Appendix I shall not extend the time for the taking of exception to and making claims on the Operator for adjustment as provided in subsection 7.1 of this Appendix I.

7.6 The cost of the auditor's opinion referred to in subsection 7.4 of this Appendix I shall be solely for the account of the Participant requesting the auditor's opinion, unless the audit disclosed a material error adverse to that Participant, in which case the cost shall be solely for the account of the Operator.

7.7 Upon not less than 10 business days' notice to the Operator, and no more frequently than twice during the currency of each Operating Plan, a Participant shall be entitled to inspect the Joint Account , at the location(s) where such records are normally kept. All costs incurred in carrying out such inspection shall be borne by the Participant. All disagreements or discrepancies identified by the Participant shall be referred to the independent external auditor for final resolution.

                                   APPENDIX II

          TO THAT CERTAIN AGREEMENT BETWEEN GOLDREA RESOURCES CORP. AND
                         PARKSIDE 2000 RESOURCES CORP.
                       MADE AS OF THE ____ DAY OF ________

                               NET SMELTER RETURNS

1.        OBLIGATION

1.01 If any non-Participant becomes entitled to a royalty pursuant to paragraph 7.10 or subparagraph 10.02(b) of the Agreement, each Participant shall separately calculate, as at the end of each calendar quarter subsequent to the Completion Date, the Net Smelter Returns.

1.02 Each Participant shall within 60 days of the end of each calendar quarter, as and when any Net Smelter Returns are available for distribution:

     (a) severally pay or cause to be paid to each non-Participant that percentage of the Net Smelter Returns to which that non-Participant is entitled under paragraph 7.10 or subparagraph 10.02(b) of the Agreement;

     (b) deliver to each non-Participant a statement indicating the amount of Net Smelter Returns to which that non-Participant is entitled;

1.03 Nothing contained in the Agreement or this Appendix II shall be construed as:

     (a)  imposing on a Participant  any obligation with respect to the payments
          of  royalty  due  hereunder  to  a  non-Participant   from  any  other
          Participant; or

     (b) conferring on any non-Participant any right to or interest in any Property or Assets except the right to receive royalty payments from each Participant as and when due.

1.04 The Participants agree that on the request of any non-Participant they will execute and deliver such documents as may be necessary to permit that non-Participant to record its royalty right against the Property.

2.        NET SMELTER RETURNS

2.01 "NET SMELTER RETURNS" means the net amount of money received by a Participant for its own account from the sale of ore, or ore concentrates of other products from the Property to a smelter or other ore buyer after deduction of the total of the following:

     (a)  smelter and/or refining charges;

     (b) government imposed production and ad valorem taxes (excluding taxes on income);

     (c) ore treatment charges, penalties and any and all charges made by the purchaser of ore or concentrates;

     (d) any and all transportation and insurance costs which may be incurred in connection with the transportation of ore or concentrates; and

     (e)  all umpire charges which the purchaser may be required to pay.

2.02 Payment of Net Smelter Returns by the Participant to the non-Participant shall be made quarterly within 45 days after the end of each fiscal quarter of the Participant and shall be accompanied by unaudited financial statements pertaining to the operations carried out on the Property. Within 90 days after the end of each fiscal year of the Participant in which Net Smelter Returns are payable to the non-Participant, the records relating to the calculation of Net Smelter Returns for such year shall be audited by the Operator's external independent auditor and any resulting adjustments in the payment of Net Smelter Returns payable to the non-Participant shall be made forthwith. A copy of the said auditor's report and accompanying financial information shall be delivered to the non-Participant within 30 days of the end of such 90-day period.

2.03 Each annual audit shall be final and not subject to adjustment unless the non-Participant delivers to the Participant written exceptions in reasonable detail within six months after the non-Participant receives the report. The non-Participant, or its representative duly authorized in writing, at its expense, shall have the right to audit the books and records of the Participant related to Net Smelter Returns to determine the accuracy of the report, but shall not have  access to any other books and  records of the  Participant.  The audit shall be conducted by a chartered or certified public accountant of recognized standing. The Participant shall have the right to condition access to its books and records on execution of a written agreement by the auditor that all information will be held in confidence and used solely for purposes of audit and resolution of any disputes related to the report. A copy of the non-Participant's report shall be delivered to the Participant upon completion, and any discrepancy between the amount actually paid by the Participant and the amount which should have been paid according to the non-Participant's report shall be paid forthwith, one party to the other. In the event that the said discrepancy is to the detriment of the non-Participant and exceeds 5% of the amount actually paid by the Participant, then the Participant shall pay the entire cost of the audit.

2.04 No error in accounting or in interpretation of the Agreement shall be the basis for a claim of breach of fiduciary duty, or the like, or give rise to a claim for exemplary or punitive damages or for termination or rescission of the Agreement or the estate and rights acquired and held by the Participant under the terms of the Agreement.

1.        OBLIGATION

1.1 If any non-Participant becomes entitled to a royalty pursuant to paragraph 7.12 or subparagraph 10.2(b) of the Agreement, each Participant shall separately calculate, as at the end of each calendar quarter subsequent to the Completion Date, the Net Proceeds of Production.

1.2 Each Participant shall within 60 days of the end of each calendar quarter, as and when any Net Proceeds of Production are available for distribution:

     (a) severally pay or cause to be paid to each non-Participant that percentage of the Net Proceeds of Production to which that non-Participant is entitled under paragraph 7.12 or subparagraph 10.2(b) of the Agreement;

     (b)  deliver to each non-Participant a statement indicating:

          (i)       the Gross Receipts during the calendar quarter;

          (ii) the deductions therefrom made in the order itemized in subsection 3.1 of this Appendix II;

          (iii)     the amount of Net Proceeds of Production remaining; and

          (iv) the amount of those Net Proceeds of Production to which that non-Participant is entitled;

          provided, however, that until such time as there are Net Proceeds of Production available, each Participant shall deliver to each non-Participant, within 60 days of the end of each calendar quarter commencing with the first calendar quarter following the Completion Date, a statement indicating the Gross Receipts during the calendar quarter less the deductions therefrom made in the order itemized in subsection 3.1 of this Appendix II.

1.3 Nothing contained in the Agreement or this Appendix II shall be construed as:

     (a)  imposing on a Participant  any obligation with respect to the payments
          of  royalty  due  hereunder  to  a  non-Participant   from  any  other
          Participant; or

     (b) conferring on any non-Participant any right to or interest in any Property or Assets except the right to receive royalty payments from each Participant as and when due.

1.4 The Participants agree that on the request of any non-Participant they will execute and deliver such documents as may be necessary to permit that non-Participant to record its royalty right against the Property.

2.        DEFINITIONS

2.1 Terms defined in the Agreement shall, subject to any contrary intention, bear the same meaning herein.

2.2 In addition to the definitions of the classes of Costs provided in paragraph 1.1(g) of the Agreement and without limiting the generality thereof:

     (a)  "Distribution Costs" means all costs of:

          (i) transporting ore or concentrates from a Mine or a concentrating plant to a smelter, refinery or other place of delivery designated by the purchaser and, in the case of concentrates tolled, of transporting the concentrate or metal from a smelter or refinery to the place of delivery designated by the purchaser;

          (ii) handling, warehousing and insuring the concentrates and metal; and

          (iii)     in  the  case  of  concentrates   tolled,  of  smelting  and
                    refining, including any penalties thereon or in connection therewith.

     (b) "Interest Costs" means interest computed each calendar quarter and calculated as follows:

          (i) the average of the opening and closing monthly outstanding balances for each month during the quarter of the net unrecovered amounts of all costs in the classes enumerated in subparagraphs 1.1(g)(i), (ii), (iv) and (v) of the Agreement, and in paragraphs 2.2 (a), (b), (c) and (d) of this Appendix II;

                    multiplied by:

          (ii)      the Prime Rate plus two percent;

                    multiplied by:

          (iii)     the number of days in the quarter;

                    divided by:

          (iv)      the number of days in the Year;

     (c) "Marketing Costs" means such reasonable charge for marketing of diamonds, ores and concentrates sold or of concentrates tolled as is consistent with generally accepted industry marketing practices including, without limitation, costs of market analysis, preparation of diamonds for sale, collection of sale proceeds and the costs of all associated activities; and

     (d) "Taxes and Royalties" means all taxes (other than income taxes), royalties or other charges or imposts provided for pursuant to any law or legal obligation imposed by any government in connection with a Participant's involvement in the Joint Operation if paid by the Participant.

2.3 Wherever used in this Appendix II, "GROSS RECEIPTS" means the aggregate of all receipts, recoveries or amounts received by or credited to a Participant in connection with its participation under the Agreement including, without limiting the generality of the foregoing:

     (a) the receipts from the sale of that Participant's proportionate share of the concentrates derived from the Mineral produced from the Mine;

     (b) all proceeds received from the sale of the Property or Assets subsequent to the Operative Date;

     (c) all insurance recoveries (including amounts received to settle claims) in respect of loss of, or damage to any portion of the Property or Assets subsequent to the Operative Date;

     (d)  all  amounts  received  as  compensation  for  the   expropriation  or
          forceable taking of any portion of the Property or Assets subsequent to the Operative Date;

     (e) the fair market value, at the Property, of those Assets, if any, purchased for the Joint Account, that are transferred from the Property for use by a Participant elsewhere subsequent to the Operative Date; and

     (f) the amount of any negative balance remaining after the reallocation of negative balances pursuant to subsection 3.3 of this Appendix II;

to the extent that those receipts, recoveries or amounts have not been applied by the Participant as a recovery of any of the classes of Costs itemized in subsection 3.1 of this Appendix II.

3.        NET PROCEEDS OF PRODUCTION

3.1 "NET PROCEEDS OF PRODUCTION" means the Gross Receipts minus deductions therefrom, to the extent of but not exceeding the amount of those Gross Receipts, of the then net unrecovered amounts of the following classes of Costs made in the following itemized order:

     (a)  Marketing Costs;

     (b)  Distribution Costs;

     (c)  Operating Costs;

     (d)  Taxes and Royalties;

     (e)  Interest Costs;

     (f)  Construction Costs;

     (g)  Exploration Costs; and

     (h)  Prior Exploration Costs;

it being understood that the deductions in respect of the Costs referred to in paragraphs 3.1(a), (b), (d) and (e) of this Appendix II shall be based on those Costs as recorded by that Participant and the deductions in respect of the Costs referred to in paragraphs 3.1(c), (f), (g) and (h) of this Appendix II shall be based on that Participant's Proportionate Share of those Costs as recorded by the Operator.

3.2 Any amount by which the aggregate of the Costs set out in paragraphs 3.1(a) to (h) inclusive in any quarter exceeds Gross Receipts for such quarter shall, together with any negative balance carried forward from the previous quarter, be carried forward for deduction from Gross Receipts in the immediately succeeding quarter.

4.        ADJUSTMENTS AND VERIFICATION

4.1 Payment of any Net Proceeds of Production by a Participant shall not prejudice the right of that Participant to adjust its own statement supporting the payment; provided, however, that all statements presented to the non-Participant by that Participant for any quarter shall conclusively be presumed to be true and correct upon the expiration of 12 months following the end of the quarter to which the statement relates, unless within that 12 month period that Participant gives notice to the non-Participant making claim on the non-Participant for an adjustment to the statement which will be reflected in subsequent payment of Net Proceeds of Production.

4.2 The Participant shall not adjust any statement in favour of itself after the expiration of 12 months following the end of the quarter to which the statement relates.

4.3 The non-Participant shall be entitled upon notice to any Participant to request that the auditor of that Participant provide the non-Participant with its opinion that any statement delivered pursuant to subsection 1.1 of this Appendix II in respect of any quarterly period falling within the 12 month period immediately preceding the date of the non-Participant's notice has been prepared in accordance with this Agreement.

4.4 The time for giving the audit opinion contemplated in subsection 4.3 of this Appendix II shall not extend the time for the taking of exception to and making claim on the non-Participant for adjustment as provided in subsection 4.1 of this Appendix II.

4.5 The cost of the auditor's opinion referred to in subsection 4.3 of this Appendix II shall be solely for the account of the non-Participant requesting the auditor's opinion, except where the said opinion is to the effect that the statement has not been prepared substantially in accordance with this Agreement, in which case the cost shall be solely for the account of the Participant.